UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

School Specialty, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee pad:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, WI 54942

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 4, 2014

To the Stockholders of School Specialty, Inc.:

The 2014 Annual Meeting of Stockholders of School Specialty, Inc. will be held at School Specialty’s headquarters, located at W6316 Design Drive, Greenville, Wisconsin, on Thursday, September 4, 2014 at 8:30 a.m. Central Time for the following purposes:

(1)	To elect the four individuals nominated by the Board of Directors of School Specialty, Inc. to serve as directors until the 2015 Annual Meeting of Stockholders;

(2)	To approve the 2014 Incentive Plan of School Specialty, Inc.;

(3)	To approve an advisory resolution on the compensation of School Specialty, Inc.’s named executive officers;

(4)	To ratify the appointment of Deloitte & Touche LLP as School Specialty, Inc.’s independent registered public accounting firm for fiscal 2015; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Stockholders of record at the close of business on July 23, 2014 are entitled to receive notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to vote by completing and returning the enclosed proxy card, or by telephone or via the Internet. Your prompt voting by proxy will help ensure a quorum. If you vote by proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the attached Proxy Statement.

By Order of the Board of Directors

Joseph F. Franzoi IV, Secretary

July 28, 2014

SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, Wisconsin 54942

July 28, 2014

Proxy Statement

Unless the context requires otherwise, all references to “School Specialty,” the “Company,” “we” or “our” refer to School Specialty, Inc. and its subsidiaries. Our fiscal year ends on the last Saturday of April each year. In this Proxy Statement, we refer to fiscal years by reference to the calendar year in which they end (e.g., the fiscal year ended April 26, 2014 is referred to as “fiscal 2014”).

This Proxy Statement is furnished by the Board of Directors of School Specialty (the “Board of Directors” or “Board”) for the solicitation of proxies from the holders of our common stock, $0.001 par value (the “Common Stock”), in connection with the Annual Meeting of Stockholders to be held at School Specialty’s headquarters, located at W6316 Design Drive, Greenville, Wisconsin, on Thursday, September 4, 2014 at 8:30 a.m. Central Time, and at any adjournment or postponement thereof (the “Annual Meeting”). Stockholders may obtain directions to the Annual Meeting by contacting Karen A. Riching, Assistant Secretary, School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin 54942, telephone: (888) 388-3224.

It is expected that the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card, together with our Annual Report on Form 10-K for fiscal 2014, will first be sent to stockholders on or about July 28, 2014.

Stockholders can ensure that their shares are voted at the Annual Meeting by signing, dating and returning the enclosed proxy card in the envelope provided, by calling the toll-free telephone number listed on the proxy card or by following the instructions on the proxy card for Internet voting. If you submit a signed proxy card or vote by telephone or via the Internet, you may still attend the Annual Meeting and vote in person. Any stockholder giving a proxy may revoke it before it is voted by submitting to School Specialty’s Secretary a written revocation or by submitting another proxy by telephone, Internet or mail that is received later. You will not revoke a proxy merely by attending the Annual Meeting unless you file a written notice of revocation of the proxy with School Specialty’s Secretary at any time prior to voting.

Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted as follows:

•	FOR the election of the four individuals nominated by the Board to serve as directors;

•	FOR approval of the 2014 Incentive Plan of School Specialty, Inc.;

•	FOR approval of the compensation of our Named Executive Officers (as defined in this Proxy Statement); and

•	FOR ratification of the appointment of the independent registered public accounting firm.

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote on the same in their discretion.

The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of Common Stock held in the name of another person, will be paid by School Specialty. No solicitation, other than by mail, is currently planned, except that officers or employees of School Specialty may solicit the return of proxies from certain stockholders by telephone or other electronic means.

Only stockholders of record at the close of business on July 23, 2014 (the “Record Date”) are entitled to receive notice of and to vote the shares of Common Stock registered in their name at the Annual Meeting. As of the Record Date, we had 1,000,004 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

Under Delaware law and School Specialty’s Bylaws, the presence of a quorum is required to conduct business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the then-issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting. The shares represented at the Annual Meeting by proxies that are marked, with respect to the director election, “withhold authority” or, with respect to any other proposals, “abstain,” will be counted as shares present for the purpose of determining whether a quorum is present. Broker non-votes occur when shares are held in “street” form through a broker or similar market intermediary rather than in the stockholder’s own name. The broker or other intermediary is authorized to vote the shares on routine matters but may not vote on the election of Directors and on non-routine matters without the beneficial stockholder’s express authorization. The vote to approve the 2014 Incentive Plan and the stockholder advisory resolution concerning the compensation of our named executive officers are not considered routine matters. Therefore, your broker or other intermediary holder of your shares will not be permitted to vote your shares in the election of Directors or on such other proposals unless you provide voting instructions. Broker non-votes are counted for purposes of determining the presence of a quorum, but under Delaware law are not counted for purposes of determining the voting power present and therefore will not be counted in the vote on proposals 1, 2 and 3.

With respect to the vote required to approve the proposals to be considered at the Annual Meeting, the following rules apply:

•

The directors will be elected by the affirmative vote of a majority of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions will have the effect of a negative vote in the election.

•

Approval of the 2014 Incentive Plan of School Specialty, Inc., the advisory resolution on the compensation of the Named Executive Officers and ratification of the appointment of the independent registered public accounting firm each require the affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting. Abstentions will have the effect of a negative vote on each of these proposals.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on September 4, 2014:

This Proxy Statement and the Company’s Annual Report on Form 10-K are available online at

www.voteproxy.com

(Select “View Materials Online” from the Stockholder Proxy Services menu.)

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of the Record Date (unless otherwise specified) regarding the beneficial ownership of shares of Common Stock by each of our directors, the executive officers named in the summary compensation table (the “Named Executive Officers”), all of our directors and executive officers as a group and each person believed by us to be a beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, the business address of each of the following is W6316 Design Drive, Greenville, Wisconsin 54942.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (11)
Justin Lu	0	*
Madhu Satyanarayana	0	*
James R. Henderson	0	*
Joseph M. Yorio	0	*
Richmond Y. Holden	0	*
Patrick T. Collins	0	*
Michael P. Lavelle (1)	0	*
All executive officers and directors as a group (8 persons)	0	*

Zazove Associates, LLC (2) Zazove Associates, Inc. Gene T. Pretti 1001 Tahoe Blvd. Incline Village, NV 89451	313,598	31.4%

J. Goldman Master Fund, L.P. (3) Palm Grove House, Box 438 Road Town, Tortola British Virgin Islands J. Goldman & Co., L.P. J. Goldman Capital Management, Inc. Jay G. Goldman 510 Madison Avenue New York, NY 10022	88,698	8.9%

Steel Excel Inc. (4) 1133 Westchester Avenue, Suite N222 White Plains, NY 10604 Steel Partners Holdings L.P. SPH Group LLC SPH Group Holdings LLC Steel Partners Holdings GP Inc. 590 Madison Avenue, 32nd Floor New York, NY 10022	86,802	8.7%

Wolverine Flagship Fund Trading Limited (5) Wolverine Asset Management, LLC Wolverine Holdings, L.P. Wolverine Trading Partners, Inc. Christopher L. Gust Robert R. Bellick 175 West Jackson Blvd., Suite 200 Chicago, IL 60604	74,488	7.4%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (11)

Davis Selected Advisers, L.P. (6) Davis Appreciation & Income Fund 2949 East Elvira Road, Suite 101 Tucson, AZ 85756	71,383	7.1%

BulwarkBay Investment Group LLC (7) Craig Carlozzi c/o BulwarkBay Investment Group LLC 15 Broad Street, 4th Floor Boston, Massachusetts 02109 Bulwark Bay Credit Opportunities Master Fund Ltd c/o Ogier Fiduciary Services (Cayman) Limited 89 Nexus Way Camana Bay Grand Cayman KY1-9007 Cayman Islands	65,226	6.5%

Scoggin International Fund, Ltd. (8) Scoggin Worldwide Fund, Ltd. c/o Mourant Cayman Nominees, Ltd. Third Floor, Harbour Centre P.O. Box 1348 Grand Cayman Ky1-1108, Cayman Islands Scoggin Capital Management II LLC Scoggin LLC Old Bellows Partners LP Old Bell Associates LLC A. Dev Chodry Craig Effron Curtis Schenker 660 Madison Avenue New York, New York 10065	59,987	6.0%

Virginia Retirement System (9) 1200 East Main Street Richmond, VA 23219	56,576	5.7%

Frigate Ventures LP (10) Admiralty Advisors LLC Bruce R. Winson 5950 Berkshire Lane, Suite 210 Dallas, Texas 75225 M5V Advisors Inc. Adam Spears Moez Kassam 111 Peter Street, Suite 904 Toronto, ON M5V 2H1	50,767	5.1%

*	Less than 1% of the outstanding Common Stock.

(1)	Mr. Lavelle resigned as President and Chief Executive Officer effective August 2, 2013.

(2)	The parties have filed a Schedule 13D with the SEC reporting that as of June 11, 2013, they beneficially owned and had sole voting and dispositive power over 313,598 shares of Common Stock.

(3)	The parties have filed a Schedule 13D with the SEC reporting that as of June 11, 2013, the parties beneficially owned 88,698 shares of Common Stock, of which 1,828 shares (the “Managed Shares”) were held in an account managed by Old Bellows Partners LP (“Old Bellows”), an affiliate of Scoggin LLC. As of June 11, 2013, the parties had sole voting and dispositive power over 86,870 shares and shared voting and dispositive power over the Managed Shares with Old Bellows. According to the filing, J. Goldman & Co., L.P. (“JGC”) serves as a portfolio management company and investment adviser to J. Goldman Master Fund, L.P. (“Master Fund”), J. Goldman Capital Management, Inc. (“JGCM”) serves as the general partner of JGC and Jay G. Goldman serves as the President of JGC and sole director of JGCM. As a result of such relationships, each of JGC, JGCM and Mr. Goldman may be deemed to beneficially own the shares of Common Stock owned by Master Fund.

(4)	The parties have filed a Schedule 13D/A with the SEC reporting that as of July 17, 2014, the parties had shared voting and dispositive power over 86,802 shares of Common Stock. SPH Group Holdings LLC (“SPHG Holdings”) owns 51% of the outstanding shares of Common Stock of Steel Excel Inc.; Steel Partners Holdings L.P. (“Steel Holdings”) owns 99% of the membership interests of SPH Group LLC (“SPHG”); SPHG is the sole member of SPHG Holdings and the manager of SPHG Holdings; Steel Partners Holdings GP Inc. (“Steel Holdings GP”) is the general partner of Steel Holdings. Accordingly, each of SPHG Holdings, SPHG, Steel Holdings and Steel Holdings GP may be deemed to beneficially own shares of Common Stock directly owned by Steel Excel Inc.; however, each of SPHG Holdings, SPHG, Steel Holdings and Steel Holdings GP disclaims beneficial ownership of the 86,802 shares except to the extent of their pecuniary interest therein.

(5)	The parties filed a Schedule 13G with the SEC on February 13, 2014. According to the report, as of December 31, 2013, Wolverine Flagship Fund Trading Limited (the “Fund”) beneficially owned 74,488 shares of Common Stock and all of the parties share voting and dispositive power over the shares. Wolverine Asset Management, LLC (“WAM”) is the investment manager of the Fund; Wolverine Holdings, L.P. (“Wolverine Holdings”) is the sole member and manager of WAM; Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc. (“WTP”), the general partner of Wolverine Holdings. Each of Mr. Bellick, Mr. Gust, WTP, Wolverine Holdings and WAM disclaims beneficial ownership of the shares.

(6)	The parties have filed a Schedule 13G with the SEC on February 14, 2014 reporting that as of December 31, 2013, Davis Selected Advisers, L.P. (“Davis Advisers”) had sole voting and dispositive power over 71,383 shares of Common Stock and Davis Appreciation & Income Fund had shared voting and dispositive power over 69,205 shares of Common Stock. Davis Advisers is a registered investment adviser. According to the filing, all of the securities covered by the report are owned by Davis Advisers investment advisory clients and Davis Advisers disclaims beneficial ownership of such securities.

(7)	The parties filed a Schedule 13G with the SEC on January 27, 2014 reporting that as of December 31, 2013, the parties beneficially owned and had shared voting and dispositive power over 65,226 shares of Common Stock.

(8)	The parties filed a Schedule 13G with the SEC reporting that as of June 11, 2013, Craig Effron and Curtis Schenker beneficially owned and had shared voting and dispositive power over 59,987 shares of Common Stock; Scoggin LLC beneficially owned 59,987 shares of Common Stock of which it had sole voting and dispositive power over 39,817 shares and shared voting and dispositive power over 20,170 shares; Scoggin International Fund, Ltd. beneficially owned and had sole voting and dispositive power over 21,124 shares of Common Stock; A. Dev Chodry, Old Bellows Partners LP and Old Bell Associates LLC each beneficially owned and had shared voting and dispositive power over 20,170 shares of Common Stock; Scoggin Capital Management II LLC beneficially owned and had sole voting and dispositive power over 18,693 shares of Common Stock; Scoggin Worldwide Fund, Ltd. beneficially owned and had sole voting and dispositive power over 18,342 shares of Common Stock.

(9)	This party has filed a Schedule 13G with the SEC reporting that as of December 31, 2013 it beneficially owned and had sole voting and dispositive power over 56,576 shares of Common Stock.

(10)	The parties have filed a Schedule 13G reporting that as of February 25, 2014, the parties shared voting and dispositive power over 50,767 shares of Common Stock. Frigate Ventures LP, a Texas limited partnership (“Frigate”) and M5V Advisors Inc., an Ontario, Canada corporation (“M5V”), serve as co-investment advisors to a private fund that holds the Common Stock. As the general partner of Frigate, Admiralty Advisors LLC, a Texas limited liability company (“Admiralty”) may direct the vote and disposition of the 50,767 shares of Common Stock held by the fund. As the principal of Frigate and Admiralty, Mr. Winson may direct the vote and disposition of the 50,767 shares of Common Stock held by the fund. As directors of M5V, Mr. Kassam and Mr. Spears may each direct the vote and disposition of the 50,767 shares of Common Stock held by the fund.

(11)	Based on 1,000,004 shares of Common Stock outstanding as of the Record Date.

PROPOSAL ONE: ELECTION OF DIRECTORS

School Specialty’s Board currently consists of four members. The Board has determined that that as of June 26, 2014, Messrs. Henderson, Lu and Satyanarayana were considered “independent.” School Specialty is not a listed issuer whose securities are listed on a national securities exchange or on an inter-dealer quotation system which has requirements that a majority of the Board be independent. In making this determination, the Board used the definition of independence under the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”) without regard to the heightened independence standards for committee members. Mr. Yorio was determined not be independent and is considered an inside director. The former members of the Board who served during the first portion of fiscal 2014, other than Michael P. Lavelle and David J. Vander Zanden, were considered independent under the NASDAQ listing standards.

The term of office of each of the directors expires at the 2014 Annual Meeting. The Board proposes that James R. Henderson, Justin Lu, Madhu Satyanarayana and Joseph M. Yorio be elected as directors for a new term ending at the 2015 Annual Meeting and until their successors are duly elected and qualified.

Each of the nominees is serving as a director as of the date of this Proxy Statement. On January 28, 2013, School Specialty and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases (the “Chapter 11 Cases”) were jointly administered as Case No. 13-10125 (KJC) under the caption “In re School Specialty, Inc., et al.” Messrs. Henderson, Lu and Satyanarayana were designated as directors by the three largest lenders under the Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of February 27, 2013 by and among School Specialty, certain of its subsidiaries, U.S. Bank National Association, as Administrative Agent and Collateral Agent, and the lenders party thereto (the “Ad Hoc DIP Agreement”) pursuant to the Second Amended Joint Plan of Reorganization under the Bankruptcy Code entered by the Bankruptcy Court on June 3, 2013 (the “Reorganization Plan”). The Reorganization Plan became effective on June 11, 2013 (the “Effective Date”).

Mr. Yorio was appointed to the Board in connection with his appointment as President and Chief Executive Officer of School Specialty, effective April 23, 2014.

Each of the nominees has indicated a willingness to serve as a director, but if any of the nominees should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board recommends.

The Board of Directors unanimously recommends that stockholders vote “for” the election of each of the nominees to serve as directors set forth below.

NOMINEES FOR DIRECTOR

Name and Age of Director

James R. Henderson Age 56	Mr. Henderson is the Company’s Chairman of the Board and has been a director of the Company since June 2013. From August 2013 to April 2014, Mr. Henderson also served as the interim Chief Executive Officer of the Company. Mr. Henderson has been a Director of RELM Wireless Corporation since March 2014. Mr. Henderson served as Chairman of the Board and Chief Executive Officer of Point Blank Solutions, Inc., a designer and manufacturer of protective body armor, from June 2009 until October 2011, having previously served as its Chairman of the Board from August 2008 until June 2009 and as acting chief executive officer from April 2009 until June 2009. He subsequently served as Chief Executive Officer of Point Blank Enterprises,

Inc., the successor to the business of Point Blank Solutions, Inc., from October 2011 to September 2012. Mr. Henderson was also a Managing Director and operating partner of Steel Partners LLC, a subsidiary of Steel Partners Holdings L.P., a global diversified holding company that owns and operates businesses and has significant interests in leading companies in a variety of industries, including diversified industrial products, energy, defense, banking, insurance, and food products and services, until April 2011. In addition, Mr. Henderson was associated with Steel Partners LLC and its affiliates from August 1999 until April 2011. Mr. Henderson was a director and chief executive of the predecessor entity of Steel Partners Holdings L.P., WebFinancial Corporation, from June 2005 to April 2008, where he was served as president and chief operating officer from November 2003 to April 2008 and as vice president of operations from September 2000 to December 2003. Mr. Henderson was also the chief executive officer of WebBank, a wholly-owned subsidiary of Steel Partners Holdings L.P., from November 2004 to May 2005. Mr. Henderson was an Executive Vice President of SP Acquisition Holdings, Inc., a company formed for the purpose of acquiring one or more businesses or assets, from February 2007 until October 2009. Mr. Henderson has served as a director of GenCorp since 2008. Mr. Henderson also served as a director of DGT Holdings Corp., a manufacturer of proprietary high-voltage power conversion subsystems and components, from November 2003 until December 2011 and as a director of SL Industries, Inc., a company that designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment, from January 2002 to March 2010. Mr. Henderson served as a director of Angelica Corporation, a provider of healthcare linen management services, from August 2006 to August 2008. Mr. Henderson was also a director of ECC International Corp., a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operation procedures on military weapons, from December 1999 to September 2003 and was acting chief executive officer from July 2002 to March 2003. Mr. Henderson holds a BS in Accounting from the University of Scranton.

Mr. Henderson’s leadership experience and substantial business knowledge make him a valuable member of the Board of Directors.

Justin Lu Age 43

Mr. Lu has been a director of the Company since June 2013. Mr. Lu is a principal and assistant high yield portfolio manager at Zazove Associates (“Zazove”), an investment advisory firm focused on convertible securities. Mr. Lu has been employed by Zazove since 2002, investing primarily in high yield convertible portfolios. Prior to joining Zazove, Mr. Lu worked at Merrill Lynch from 1998 to 2001 as an associate in the leveraged finance and technology investment banking groups. Mr. Lu received his B.A. in economics and mathematics from Dartmouth College and his J.D./M.B.A. from Columbia University. Mr. Lu is a CFA charterholder.

Mr. Lu’s experience at sophisticated financial institutions with leveraged finance and other complex transactions make him a valuable member of the Board of Directors.

Madhu Satyanarayana Age 33

Mr. Satyanarayana has been a director of the Company since June 2013. Mr. Satyanarayana is a Portfolio Manager of J. Goldman & Co., L.P. (“JGC”), having been employed in that position since 2011. Prior to joining JGC, Mr. Satyanarayana was a Vice President at Cerberus Capital Management, L.P. from 2005 to 2011, investing in distressed securities and special situations. From 2003 to 2005, Mr. Satyanarayana was an Analyst at UBS Securities, LLC in the Restructuring Group, advising corporate, sovereign and hedge fund clients in distressed situations. Mr. Satyanarayana has previously served on the Board of Directors of Freedom Group, Inc. as well as certain of its affiliates and subsidiaries, where he chaired the investment and benefits committee, charged with managing the assets of multiple defined benefit pension plans on behalf of their beneficiaries. In addition, Mr. Satyanarayana has served on numerous ad hoc creditor and lender committees as part of the restructuring processes of those companies. Mr. Satyanarayana received an A.B. in Economics from Harvard College.

Mr. Satyanarayana’s background investing in distressed situations as well as his prior board service and ad hoc creditor and lender committee experience make him a valuable member of the Board of Directors.

Joseph M. Yorio Age 49

Mr. Yorio joined the Company as its President and Chief Executive Officer and a member of the Board of Directors in April 2014. Prior to joining the Company, Mr. Yorio served as President and Chief Executive Officer of NYX Global LLC, a business services and consulting company, from January 2011 to April 2014. Concurrently, he also performed the duties and responsibilities of Managing Director for Vertx (a NYX Global client), a developer, manufacturer, marketer and distributor of tactical and outdoor apparel and equipment. Prior to that, Mr. Yorio was President from March 2009 to December 2010 and Chief Executive Officer from June 2009 to December 2010 of Xe Services LLC (now known as Academi), a private aerospace and defense company. In addition, Mr. Yorio previously held a variety of executive, operations and sales positions primarily focused on distribution and logistics. He served as the Vice President, U.S. and North American Air Hub Operations with DHL Express, where he was responsible for sortation, inbound and outbound freight from the largest private airport in North America servicing the global markets. Prior to that, he was President of the Central Midwest Division of Corporate Express, where he led a self-sustaining operating division that included six distribution centers. He also served in the U.S. Army as a 75th Ranger Regiment and Special Forces officer and is a medically retired combat veteran. Mr. Yorio holds a B.A. degree in psychology from Saint Vincent College, a Master’s Certificate in executive leadership from Cornell University, S.C. Johnson Graduate School of Management, and an M.B.A in management from Florida Institute of Technology, Nathan M. Bisk College of Business.

Mr. Yorio’s extensive experience in managing complex organizations and his leadership abilities make him a valuable member of the Board of Directors.

CORPORATE GOVERNANCE

The Board of Directors held 27 meetings in fiscal 2014. Directors are expected to attend each regular and special meeting of the Board of Directors. Each director attended at least 75% of the meetings of the Board of Directors held during the period for which he had been a director in fiscal 2014. In light of its size, the Board determined to operate without committees during fiscal 2014. School Specialty does not have a policy regarding board members’ attendance at the annual meeting of stockholders. As a result of the Chapter 11 Cases, the Company did not hold an Annual Meeting of Stockholders in 2013.

The positions of Chairman of the Board and Chief Executive Officer of the Company are currently separate, with Mr. Henderson serving as Chairman of the Board and Mr. Yorio serving as President and Chief Executive Officer. The Company believes this leadership structure is appropriate at this time because it allows the Company to fully benefit from the unique leadership abilities and industry experience that each of these individuals possesses.

Director Nominations. The director nominations process is overseen by the Board. The Company does not have a standing nominating committee or committee performing similar functions. It is the view of the Board of Directors that it is appropriate for the Company not to have such a committee because the Board believes each member of the Board should participate in the consideration of director nominees, a majority of the Board is independent and the small size of the Board enables it to operate more efficiently without such a committee. In connection with the selection and nomination process, the Board will review the desired experience, skills and other qualities of potential candidates to assure the appropriate Board composition, taking into account the current Board members and the specific needs of School Specialty and the Board. The Board intends to seek individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to School Specialty.

The Board will consider candidates nominated by stockholders of School Specialty (“Proposing Stockholder”) in accordance with the procedures set forth in School Specialty’s Bylaws. Under the Bylaws, a Proposing Stockholder’s request to nominate a person for director, together with the written consent of that person to serve as a director, must be received by the Secretary of School Specialty at its principal office (i) with respect to an election held at an annual meeting of stockholders, not less than 90 days nor more than 150 days prior to the anniversary date of the annual meeting of stockholders in the immediately preceding year, or (ii) with respect to an election held at a special meeting of stockholders for the election of directors, not less than the close of business on the eighth day following the date on which notice of such meeting is given to stockholders.

To be in proper written form, a Proposing Stockholder’s notice must set forth in writing (a) as to each person whom the Proposing Stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of School Specialty which are beneficially owned by such person, and (iv) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and (b) as to the Proposing Stockholder (i) the name and address, as they appear on School Specialty’s books, of the Proposing Stockholder, (ii) the class and number of shares of stock of School Specialty which are beneficially owned by the Proposing Stockholder, and (iii) a representation that the Proposing Stockholder is a holder of record of stock of School Specialty entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. School Specialty may require any proposed nominee to furnish such other information as may reasonably be required by School Specialty to determine the eligibility of such proposed nominee to serve as a director of School Specialty or the Proposing Stockholder to nominate the proposed nominee.

Executive Officer and Director Compensation. Executive officer and director compensation is overseen by the Board. The Company does not have a standing compensation committee or committee performing similar functions. It is the view of the Board of Directors that it is appropriate for the Company not to have such a committee because each member of the Board of Directors should participate in the consideration of compensation matters (except for Mr. Yorio to the extent decisions relate to his own compensation), a majority of the Board is independent and the small size of the Board enables it to operate more efficiently without such a committee.

The Board has authority over each aspect of executive officer and director compensation, including base salaries, incentive compensation, equity awards and directors fees except that a committee consisting of Messrs. Lu and Satyanarayana has been designated as the committee of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), which shall be the Administrator under the 2014 Incentive Plan for any awards granted thereunder to the extent such awards are intended to qualify as “performance-based compensation” under Section 162(m). The Chief Executive Officer participates in deliberations and decisions relating to executive officer and director compensation, but does not participate in decisions regarding his own compensation.

Subject to the limitations of the 2014 Incentive Plan as they relate to awards granted thereunder, the Board may delegate authority and assign responsibility with respect to such of its functions to such officers of the Company, or committees comprised of officers or directors, as it may deem appropriate from time to time.

During fiscal 2014, the Company engaged the services of Hay Group (“Hay”) to provide advice on executive officer and non-employee director compensation. Because the Company is not a listed issuer, the Board did not make a determination regarding Hay’s independence under the NASDAQ listing standards. Hay provided two reports to the Board. The first report was a board of director compensation study that included an analysis of the current Board of Director compensation program in relation to published survey data and a comparator group of publicly traded companies that are in direct competition with the Company and proposed short-term and long-term adjustments to this program. The second report was an executive compensation review and long-term incentive design that included a current competitive assessment of executive base salary, target total cash compensation and target total direct compensation, a proposed long-term incentive plan award strategy, an analysis of this proposed strategy on market competitiveness of the Company’s executive compensation and a proposed alternative equity grant strategy. The Board considered Hay’s reports in establishing the director cash compensation program and in allocating awards to directors, executive officers and senior management under the 2014 Incentive Plan at the end of fiscal 2014 and the beginning of fiscal 2015.

During fiscal 2014, compensation proposals were developed by a process that included the provision of written information from Hay to the Board regarding executive officer compensation and non-employee director compensation, discussion with Hay by Mr. Henderson as Chairman of the Board and interim Chief Executive Officer, and discussions among the directors regarding these matters and the related plan, agreement and award proposals. The Board took into consideration the recommendations of Mr. Henderson in determining the form and amount of compensation of the executive officers other than his own. The compensation of Mr. Henderson, in his capacity as our interim Chief Executive Officer, was determined and approved by the Board of Directors. While Mr. Henderson participated in the Board discussions regarding executive officer and non-employee director compensation, the Board of Directors also discussed compensation matters for Mr. Henderson in executive session, and he abstained from voting on proposals relating to his own compensation.

Audit Committee. The entire Board functions as the Company’s audit committee. The Board has not adopted a charter in this capacity.

Mr. Satyanarayana has been determined by the Board of Directors to be an “audit committee financial expert” for purposes of the rules promulgated under the Exchange Act.

Stockholder Communications. Stockholders wishing to communicate with members of the Board of Directors may direct correspondence to such individuals c/o Karen Riching, Assistant Secretary, W6316 Design Drive, Greenville, Wisconsin 54942. The Assistant Secretary will regularly forward such communications to the appropriate Board member(s).

Board Oversight of Risk. Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. Throughout the year, the Board dedicates a portion of its meetings to the review and discussion of specific risk topics based on reports by management on risks relating to business units and business functions.

RELATED PARTY TRANSACTIONS

The Board of Directors reviews and approves all related party transactions with directors, executive officers, persons that are beneficial owners of more than 5% of the Common Stock (“5% Holders”), members of their family and persons or entities affiliated with any of them. While the Amended and Restated Certificate of Incorporation and Bylaws do not provide specific procedures as to the review of related party transactions, the Board requires management to present to the Board the details of any such transactions. Any such related party transactions would be reviewed and evaluated by the Board members based on the specific facts and circumstances of each transaction.

Each of the transactions described below occurred in connection with the Chapter 11 Cases and were approved by the Board of Directors or were in accordance with the Reorganization Plan.

Ad Hoc DIP Agreement

On February 27, 2013, the Company entered into the Ad Hoc DIP Agreement. The lenders under the Ad Hoc DIP Agreement included certain of the 5% Holders and their affiliates. The Ad Hoc DIP Agreement provided for a revolving credit facility of up to $155 million. On the Effective Date, in accordance with the Reorganization Plan, the Ad Hoc DIP Agreement was terminated. Each lender under the Ad Hoc DIP Agreement, including each such 5% Holder and certain of their affiliates, received its pro rata share of the 65% of the shares of Common Stock of the reorganized Company allocated for such purpose.

Convertible Subordinated Debentures

On the Effective Date, in accordance with the Reorganization Plan, the $157.5 million in aggregate principal amount of our convertible subordinated debentures due November 30, 2026 (the “2011 Debentures “) were canceled and the indenture under which the 2011 Debentures were issued was terminated. Each holder of the 2011 Debentures, including each of the 5% Holders as of June 11, 2013 and certain of their affiliates, received its pro rata share of the 35% of the shares of Common Stock of the reorganized Company allocated for such purpose.

New Term Loan Credit Agreement

On June 11, 2013, the Company entered into a Term Loan Credit Agreement by and among the Company, Credit Suisse AG, as Administrative Agent and Collateral Agent, and the lenders party thereto (the “New Term Loan Credit Agreement”).

Under the New Term Loan Credit Agreement, the lenders agreed to make a term loan to the Company in aggregate principal amount of $145 million. The table below summarizes the commitment amount under the New Term Loan Credit Agreement of each of the 5% Holders and their affiliates that were parties thereto.

Lender	Commitment Amount
Zazove Aggressive Growth Fund, L.P.	$2,700,000
Zazbond Master LLC	550,000
Zazove Convertible Securities Fund, Inc.	1,450,000
Zazove High Yield Convertible Securities Fund, L.P.	675,000
Steel Excel Inc.	10,000,000
Bulwarkbay Credit Opportunities	5,000,000

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires School Specialty’s directors and officers, among others, to file reports with the SEC disclosing their ownership, and changes in their ownership, of stock in School Specialty. Copies of these reports must also be furnished to School Specialty. Based solely on a review of these copies, School Specialty believes that all filing requirements were complied with on a timely basis during fiscal 2014.

EXECUTIVE COMPENSATION

Summary Compensation Information. The following table sets forth the compensation earned by the Named Executive Officers during fiscal 2014:

Summary Compensation Table – Fiscal 2014

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($) (3)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total Compensation ($)
Joseph M. Yorio	2014	$6,923	$—	$—	$—	(8)	$—	$—	$6,923
President & Chief
Executive Officer (5)

Richmond Y. Holden	2014	$343,269	$—	$—	$—		$183,750	$—	$527,019
Executive Vice President,
Curriculum Group

Patrick T. Collins	2014	$328,846	$—	$—	$—		$189,000	$—	$517,846
Executive Vice President –	2013	$183,462	$—	$77,000	$131,408		$—	$—	$391,870
Supplies Business

James R. Henderson	2014	$600,000	$600,000	$—	$—		$—	$—	$1,200,000
Chairman of the Board
and Former Interim Chief
Executive Officer (6)

Michael P. Lavelle	2014	$179,096	$—	$—	$—		$—	$437,135	$616,231
Former President & Chief	2013	$602,154	$—	$—	$69,861		$—	$101,208	$773,223
Executive Officer (7)

(1)	Base salary amounts reflect a two-week furlough in fiscal 2013 for the Named Executive Officers who were employed by the Company during that fiscal year.

(2)	These amounts reflect the grant date fair value of the stock awards granted during fiscal 2013, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to performance-based vesting conditions. These awards were canceled on the Effective Date in accordance with the Reorganization Plan.

(3)	These amounts reflect the grant date fair value of the option awards granted during fiscal 2013, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These awards were canceled on the Effective Date in accordance with the Reorganization Plan.

(4)	Includes $101,208 of relocation benefits paid to Mr. Lavelle in fiscal 2013 and $437,135 paid to Mr. Lavelle in fiscal 2014 consisting of $41,635 of paid time off, $312,500 of severance, and $83,000 of relocation benefits.

(5)	Mr. Yorio was appointed President and Chief Executive Officer effective April 23, 2014.

(6)	Mr. Henderson served as our Interim Chief Executive Officer from August 2, 2013 through April 23, 2014. On April 26, 2014, the Board approved the payment of a bonus to Mr. Henderson in the amount of $600,000 in recognition of his performance during fiscal 2014.

(7)	Mr. Lavelle resigned as President and Chief Executive Officer effective August 2, 2013.

(8)	On April 24, 2014, Mr. Yorio was awarded an option to purchase 32,608 shares of Common Stock subject to approval by the stockholders of the Company of the 2014 Incentive Plan at the Annual Meeting. Due to this contingency, this option is not considered to have been granted in or outstanding during fiscal 2014 for accounting purposes.

Agreements with Named Executive Officers

During fiscal 2014, the Company was party to employment related agreements with each of Messrs. Yorio, Holden, Collins, Henderson and Lavelle. Material terms of these arrangements are described below.

Yorio Agreement. The Company entered into an employment agreement with Mr. Yorio on April 23, 2014, which provides that Mr. Yorio will serve as President and Chief Executive Officer of the Company until April 30, 2016, which period shall be automatically extended until April 28, 2018 unless either party gives the other party notice of termination no later than January 1, 2016. The terms of Mr. Yorio’s employment under Mr. Yorio’s employment agreement include:

•	An annual base salary of $600,000, which is subject to review annually and may be increased at any time and from time to time by the Board or the compensation committee of the Board;

•

Eligibility for participation in the Company’s annual incentive bonus plans offered by the Company to its senior executives from time to time. Mr. Yorio will commence participation in the bonus plan for fiscal year 2015, and his annual target cash bonus opportunity shall be equal to 100% of his base salary, subject to annual review by the Board or compensation committee;

•

Rights and obligations of the Company and Mr. Yorio upon a voluntary or involuntary termination of Mr. Yorio’s employment, as specified in the employment agreement, including any termination following a Change in Control of the Company (as defined in Mr. Yorio’s employment agreement); and

•	Obligations of Mr. Yorio to comply with confidentiality, non-competition and non-solicitation restrictions during the term of his employment and for a specified period of time thereafter.

Mr. Yorio’s employment agreement provides for the grant of an option under the 2014 Incentive Plan of the Company, subject to the approval of 2014 Incentive Plan by the stockholders, to purchase 32,608 shares of Common Stock at an exercise price equal to $130 per share. The option will vest as to one-fourth of the Option shares on each of the first, second, third and fourth anniversaries of the date of grant.

Holden Agreement. The Company entered into an employment agreement with Mr. Holden on March 15, 2010. The agreement had an initial term of three years, with automatic one year renewals, unless either party gives notice of non-renewal. The agreement provides for an annual base salary of $330,000 (subject to increase at the discretion of the Board of Directors) and participation in an incentive bonus plan and an equity-based performance incentive plan. The agreement contains confidentiality and non-compete provisions during employment and for 18 months after termination of employment. In the event Mr. Holden’s employment is terminated without cause, he is entitled to a severance payment equal to 12 months of base salary, payable in accordance with the normal Company payroll practices. Mr. Holden will have no additional rights if his employment is terminated for cause, death, disability or resignation, except for the right to receive any unpaid base salary, accrued time off or reimbursement of expenses to which he is entitled.

Collins Agreements. Pursuant to his offer letter dated August 16, 2012, Mr. Collins was entitled to receive a base salary of $300,000 and was eligible for participation in the Company’s annual bonus plan program with a targeted payout of 40% of base salary and a potential payout of up to 60% of base salary. Mr. Collins also received certain equity grants, which were terminated in connection with the Reorganization Plan. Mr. Collins will accrue four weeks of paid time off annually and will receive all benefits that the Company customarily provides to similarly situated employees. The agreement also contains confidentiality and non-compete provisions during employment and for 24 and 18 months after termination of employment, respectively. Should his employment be terminated for reasons other than cause, Mr. Collins will be eligible to receive one year of severance based on his salary at the date of termination, contingent on his agreement to customary covenants and conditions. Under the letter dated September 18, 2013 provided to Mr. Collins in connection with the Company’s offer regarding his new role as Executive Vice President–Supplies Business, Mr. Collins’ base salary was increased to $360,000 per year effective as of September 23, 2013 and his target payout under Management Incentive Program was increased to 50% of his base salary. On May 22, 2014, the Board approved an increase in the annual target cash bonus opportunity under the Company’s Management Incentive Plan for fiscal 2015 for Mr. Collins from 50% of base salary to 60% of base salary.

Henderson Agreement. The Company entered into a letter agreement with Mr. Henderson dated July 22, 2013 (the “Consulting Agreement”), pursuant to which Mr. Henderson agreed to (i) provide consulting services to the Company commencing as of July 22, 2013, (ii) serve as interim Chief Executive Officer of the Company commencing as of August 2, 2013, and (iii) as requested, advise and assist the Search Committee to be formed by the Board in its efforts to identify and select a new full-time Chief Executive Officer (collectively, the “Consulting Services”). The Consulting Agreement also set forth certain confidentiality and non-solicitation covenants. The Consulting Agreement provided for the payment of a monthly fee to Mr. Henderson in the amount of $60,000 for each 30-day period (or part thereof) for which Mr. Henderson provided the Consulting Services and reimbursement of Mr. Henderson’s reasonable out-of-pocket expenses in connection with the Consulting Services. Mr. Henderson’s Consulting Agreement terminated upon the hiring by the Company of Mr. Yorio as the Company’s President and Chief Executive Officer on April 23, 2014.

Lavelle Agreements. The Company entered into an employment agreement with Mr. Lavelle effective January 12, 2012, the term of which would have lasted through June 30, 2015. The agreement provided for an annual base salary of $625,000 (subject to increase at the discretion of the Board of Directors), and eligibility for participation in annual incentive bonus, long-term incentive compensation, retirement and welfare benefit plans offered by the Company to its senior executives. The agreement also provided for the grant of certain options and shares of restricted stock, all of which were cancelled in connection with the Reorganization Plan. The agreement contained confidentiality and non-compete provisions during the term of his employment and for a specified period of time thereafter. In the event Mr. Lavelle’s employment was terminated without cause, under the agreement he would have been entitled to a severance payment equal to 12 months of base salary, payable in accordance with the normal Company payroll practices. If Mr. Lavelle was terminated without cause within 24 months of a change of control, under the agreement he would have been entitled to a severance payment of 24 months of base salary, payable in accordance with the normal Company payroll practices. Additionally, during any period of salary continuation described in the agreement, Mr. Lavelle and his family would have been entitled under the agreement to continue to be covered under all health insurance coverage of the Company at the then-effective cost sharing arrangement between Mr. Lavelle and the Company. The agreement did not provide for any additional rights if his employment would have been terminated for cause, death, disability or resignation, except for the right to receive any unpaid base salary, accrued time off or reimbursement of expenses to which he was entitled.

On July 22, 2013, the Company entered into a Transition and Separation Agreement and Mutual General Release (the “Transition Agreement”) with Mr. Lavelle, pursuant to which Mr. Lavelle resigned as Chief Executive Officer of the Company and its subsidiaries and as a member of the Board. Pursuant to the terms of the Transition Agreement, the Company agreed to make certain payments to Mr. Lavelle following the effective date of Mr. Lavelle’s resignation (the “Separation Date”), subject to Mr. Lavelle’s execution of a waiver and release of claims on the Separation Date in favor of the Company and subject to Mr. Lavelle’s compliance with certain continuing restrictive covenants in his employment agreement. In particular, the Company agreed (i) to pay Mr. Lavelle’s base salary for a period of six months following the Separation Date, (ii) to reimburse Mr. Lavelle for that portion of premiums paid by Mr. Lavelle to obtain continuation health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (also known as COBRA) equal to the Company’s subsidy for health coverage for active employees with family coverage for a period of six months following the Separation Date, (iii) to reimburse Mr. Lavelle’s reasonable legal fees, up to $15,000, incurred in connection with the preparation, negotiation and execution of the Transition Agreement, and (iv) to pay certain fees for such consulting services to the extent Mr. Lavelle’s consulting services require more than ten hours in any month. The Transition Agreement also provided for a mutual waiver and release of claims as of both the date of the Transition Agreement and as of the Separation Date.

Annual Incentive Compensation

On September 16, 2013, the Board of Directors approved a Management Incentive Plan for fiscal 2014 (the “Plan”), which provided an annual cash incentive to participants based on operating EBITDA for fiscal 2014. Each of the Company’s executive officers, other than Mr. Yorio and Mr. Henderson who was serving as the Company’s interim Chief Executive Officer, was a participant in the Plan. Potential payouts under the Plan were equal to a percentage of each participant’s base salary based on achievement of threshold, target and maximum operating EBITDA goals established by the Board of Directors. Payouts under the Plan were approved by the Board of Directors following the conclusion of fiscal 2014, based on the determination that operating EBITDA for fiscal 2014 was $42.6 million, between the $42 million target EBITDA goal and the $48 million maximum EBITDA goal. The achievement of this goal resulted in a payout of 105% of each participant’s individual goal. Mr. Holden received a payout of 52.5% of his base salary, or $183,750 and Mr. Collins received a payout of 52.5% of his base salary, or $189,000.

Outstanding Equity Awards

Outstanding Equity Awards. The following table provides information regarding options held at fiscal year-end by the Named Executive Officers:

Outstanding Equity Awards at April 26, 2014

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Joseph M. Yorio	—	32,608	(1)	$130.00	4/24/2024

Richmond Y. Holden (2)	—	—		—	—

Patrick T. Collins (2)	—	—		—	—

James R. Henderson	—	—		—	—

Michael P. Lavelle	—	—		—	—

(1)	This option was granted subject to approval by the stockholders of the Company of the 2014 Incentive Plan at the Annual Meeting. Due to this contingency, this option is not considered to have been granted in or outstanding during fiscal 2014 for accounting purposes.

(2)	On May 22, 2014, Mr. Holden was granted an option to purchase 5,435 shares of Common Stock and Mr. Collins was granted an option to purchase 8,154 shares of Common Stock. The exercise price of these options is $130.00 per share. The options expire on May 22, 2024 and were granted subject to approval by the stockholders of the Company of the 2014 Incentive Plan at the Annual Meeting.

Option Exercises. There were no options to acquire Common Stock exercised during fiscal 2014 by the Named Executive Officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments upon Termination with or without Cause or for Good Reason

Under the employment agreement in effect for Mr. Yorio, upon termination of his employment without cause or for good reason (as defined in his employment agreement), Mr. Yorio shall have the right to receive (i) payment of any unpaid base salary, (ii) payment of any accrued but unpaid time-off, consistent with the Company’s policy related to carryovers of unused time, (iii) payment of all vested benefits under any benefit plans in accordance with the terms of such plans, (iv) reimbursement of expenses (we refer to (i)-(iv) as the “Accrued Obligations”), and (v) severance payments consisting of 12 months of base salary continuation (contingent upon the execution and delivery of a release of all employment-related claims, and expiration of the statutory rescission period for such release), a pro-rated annual incentive bonus payment for the fiscal year in which termination occurs based on actual performance-based bonus attainments for such fiscal year in a lump sum, and to the extent it does not result in a tax or penalty on the Company, reimbursement for that portion of the premiums paid by Mr. Yorio to obtain COBRA continuation health coverage. Upon termination for cause, Mr. Yorio is entitled to receive the Accrued Obligations.

Under the employment agreement in effect for Mr. Holden, upon termination of his employment without cause, Mr. Holden is entitled to (i) payment of any unpaid base salary, (ii) payment of any accrued paid time-off under the Company’s paid time-off policy that is unused through the effective date of termination, (iii) reimbursement of expenses to which he may be entitled (we refer to (i)-(iii) as the “Accrued Benefits”) and (iv) provided he executes a written severance agreement in a form satisfactory to the Company containing a general release of claims against the Company, a severance payment equal to 12 months of base salary payable in accordance with the normal payroll practices and schedule of the Company. Upon termination of his employment for cause, Mr. Holden is entitled to receive the Accrued Benefits.

Under our agreement with Mr. Collins, upon termination without cause, Mr. Collins is eligible for a severance payment of 12 months of base salary. Our agreement with Mr. Collins does not provide for any rights upon termination of his employment for cause.

Potential Payments upon Retirement, Death or Disability

Under the employment agreement in effect for Mr. Yorio, upon termination of his employment by death or disability (as defined in his employment agreement), Mr. Yorio shall have the right to receive the Accrued Obligations, and provided that Mr. Yorio or a representative of his estate executes and delivers an irrevocable release of all employment-related claims against the Company, a pro-rated annual incentive bonus payment for the fiscal year in which termination occurs based on actual performance-based bonus attainments for such fiscal year in a lump sum. Mr. Yorio is not eligible for any additional benefits upon retirement.

Under the employment agreement in effect for Mr. Holden, upon termination of his employment due to death or disability, Mr. Holden or his estate is entitled to receive the Accrued Benefits. Our agreement with Mr. Holden does not provide for any rights upon termination of his employment due to retirement.

Our agreement with Mr. Collins does not provide for any rights upon termination of his employment due to retirement, death or disability.

Potential Payments upon Termination by the Executive, Expiration or Non-Renewal

Under the employment agreement in effect for Mr. Yorio, upon termination of his employment by him or due to expiration or non-renewal of his employment agreement, Mr. Yorio shall have the right to receive the Accrued Obligations.

Under the employment agreement in effect for Mr. Holden, upon termination of his employment by him or due to non-renewal of his agreement either by the Company or him, Mr. Holden is entitled to the Accrued Benefits.

Our agreement with Mr. Collins does not provide for any rights upon termination of his employment by him.

Potential Payments upon a Change in Control

Our agreements with Messrs. Yorio, Holden and Collins do not provide for any rights upon a change in control. Pursuant to our stock option agreement with Mr. Yorio, any unvested portion of his stock option will vest upon termination of his employment without cause by the Company or by Mr. Yorio for good reason within 18 months after a change in control. Pursuant to our stock option agreements with Messrs. Holden and Collins, any unvested portion of their stock options will vest upon a change in control.

NON-EMPLOYEE DIRECTOR COMPENSATION

In fiscal 2014, following the Effective Date, non-employee directors were paid an annual cash retainer equal to $175,000, to be paid in four equal quarterly installments.

Name	Fees Earned or Paid in Cash ($)	Total ($)
James R. Henderson (1)(2)	$—	$—
Justin Lu (2)(3)	$175,000	$175,000
Madhu Satyanarayana (2)(3)	$175,000	$175,000
A. Jacqueline Dout	$—	$—
Edward C. Emma	$—	$—
Terry L. Lay	$—	$—
Jonathan J. Ledecky	$—	$—
Herbert A. Trucksess, III	$—	$—
Jacqueline F. Woods	$—	$—
David J. Vander Zanden	$—	$—

(1)	Mr. Henderson served as our interim Chief Executive Officer from August 2, 2013 through April 23, 2014. In light of the compensation paid to him for service in this role, Mr. Henderson did not receive a prorated portion of the annual cash retainer.

(2)	On May 28, 2014, each of the non-employee directors received 5,500 SARs with a grant date value of $130.00 and an expiration date of May 28, 2024. The SARs will be settled in cash and were granted subject to approval by the stockholders of the Company of the 2014 Incentive Plan at the Annual Meeting.

(3)	In accordance with their employers’ policies, the retainers payable to Messrs. Lu and Satyanarayana were paid directly to their employers.

PROPOSAL TWO: APPROVAL OF THE

2014 INCENTIVE PLAN OF SCHOOL SPECIALTY, INC.

General

School Specialty is seeking approval of the 2014 Incentive Plan of School Specialty, Inc. (the “Plan”). The Board of Directors adopted the Plan on April 24, 2014, and recommended the Plan for stockholder approval at the Annual Meeting, in order to attract, retain and motivate its directors, employees or consultants, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company. Stockholder approval of the Plan will enable the Company to grant awards under the Plan that will qualify as “performance-based compensation” under Section 162(m) of the Code and be fully tax deductible by the Company, and, if so desired, to grant options that will qualify as “incentive stock options” under Section 422 of the Code. As part of this proposal, the Board of Directors is requesting stockholder approval of the material terms of the qualifying performance criteria described in greater detail below for those types of awards that enable us to receive tax deductions for compensation earned by our chief executive officer and other executive officers under such awards. The Plan was amended on May 22, 2014 to adjust the definition of “fair market value”. The complete text of the Plan is set forth in Appendix A. The following summary of the material features of the Plan is qualified in its entirety by reference to Appendix A.

Background of the Proposal

The Board of Directors of the Company adopted the Plan in April 2014, subject to approval by the Company’s stockholders at the Annual Meeting. The Board of Directors determined it was necessary to adopt the Plan at that time for the following reasons:

•

following the Company’s bankruptcy emergence on June 11, 2013, none of the directors, employees or consultants of the Company held equity in the Company, and the Board adopted the Plan as a means to provide directors, employees and consultants with equity-based incentives and awards; and

•

given the importance of equity compensation in carrying out the compensation objectives of the Company, it is important that there be equity awards available for award to key contributors currently within the Company and to attract and retain talented, highly qualified individuals as necessary for the continued growth and success of the Company.

Following adoption of the Plan, the Board of Directors granted options to purchase 68,349 shares of our Common Stock and 16,500 stock appreciation rights. Messrs. Yorio, Holden and Collins received options as part of these grants and each of our non-employee directors received SARs as part of these grants as set forth in the table below entitled “New Plan Benefits”. These grants are subject to approval of the Plan by the stockholders of the Company at the Annual Meeting. Any subsequent awards to be made under the Plan are in the discretion of the Board of Directors or one of its committees and are not yet determinable.

The Plan will not be implemented unless stockholder approval is received. Under Mr. Yorio’s employment agreement, we have agreed that if the Plan is not approved by the stockholders of the Company, we will negotiate in good faith to substitute another long-term incentive with reasonably comparable potential economic benefits to Mr. Yorio.

Administration

If approved, the Plan will be administered by the Board of Directors or a committee thereof (the “Administrator”). The Administrator, in its discretion, may designate the Secretary of the Company or other Company employees to assist the Administrator in the administration of agreements or other documents evidencing awards made under the Plan or other documents entered into under the Plan on behalf of the Administrator or the Company.

Eligibility and Awards Available under the Plan

Eligible persons include any person who is a director, employee or consultant of the Company as determined, in its discretion and for purposes only of the Plan, by the Administrator. Such eligible persons shall be eligible to receive the following awards under the Plan: nonqualified stock options (“NSOs”), incentive stock options (“ISOs”), restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”) and incentive bonuses. The Administrator is responsible for determining what type or types of awards to be made to each participant. The terms, conditions and limitations applicable to each award, including vesting requirements, will be set forth in the related award agreement.

Shares Reserved under the Plan

Subject to adjustments required under the Plan, the aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of options, including ISOs and NSOs, the payment of incentive bonuses, the grant of restricted stock, and pursuant to the settlement of RSUs, is 150,000 shares of Common Stock. No individual will be eligible to receive during any calendar year (a) options for more than an aggregate of 50,000 shares or (b) more than 25,000 shares of restricted stock and RSUs in the aggregate that are subject to vesting based on qualifying performance criteria. It is the Board’s intent that grants of awards under the Plan to individuals serving as officers of the Company as of April 24, 2014 will not exceed 86,957 shares through fiscal 2018, including the stock option grants awarded to Messrs. Yorio, Holden and Collins described below. This amount is equal to 8% of the Company’s outstanding Common Stock plus 86,957 shares, and is consistent with the maximum amount of Common Stock that was anticipated to be reserved for potential awards under a management incentive plan as provided in the Reorganization Plan.

Options

Under the Plan, an option to purchase shares of Common Stock is specified as either an ISO or an NSO. ISOs, which are designed to meet the requirements of Section 422 of the Code, receive special federal income tax treatment if all the applicable Code requirements are satisfied. NSOs are options that do not meet the special rules for ISOs. The aggregate fair market value of the Common Stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year under the Plan will not exceed $100,000 or any lower limit set by the Code from time to time.

The exercise price of each option granted under the Plan will be determined by the Administrator and will be equal to or greater than 100% of the “fair market value” of the Common Stock on the date the option is granted. The term “fair market value” means (a) the average of the closing bid and asked prices of the Common Stock on the OTCQB Marketplace as reported in any commonly accepted electronic medium or other authoritative source on the indicated date, or (b) if no sales of Common Stock were made in said marketplace on that date, “fair market value” means the average of the closing bid and asked prices of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said marketplace; provided, however, if the aggregate trading volume of shares of Common Stock on the OTCQB Marketplace or such other exchange or inter-dealer quotation system during the five trading days preceding the indicated date is less than one percent of the total number of shares outstanding on that date, “fair market value” means such other fair market value as the Administrator may determine in conformity with pertinent law and regulations of the U.S. Treasury Department.

An option may be exercised in the amounts, and at the times, specified in the related option agreement. Except as described below or as otherwise determined by the Administrator, no option granted to a participant may be exercised unless that participant is then rendering services to School Specialty on the date of exercise, has been continuously so rendering services to School Specialty since the date of grant, and has satisfied the necessary performance requirements, if applicable. Except as otherwise permitted by the Administrator, an option may be exercised by a participant through delivery of payment of the full exercise price to the Company and execution of all necessary and appropriate documentation provided under the option agreement. No option may be exercised after the expiration of 10 years after the date of grant. Every option which has not been exercised within 10 years of its date of grant will lapse upon the expiration of the 10-year period, unless it has lapsed at an earlier date as determined by the Administrator. The Administrator may delay the issue or delivery of shares under the Plan until certain registration issues, if any, relating to the shares have been resolved.

Except as otherwise provided by the Administrator at the time of grant, the vesting and exercise of an option following the termination of employment or service shall be as follows under the circumstances described below.

•

Any participant who ceases to be an employee, director or consultant of the Company due to disability, as that term is defined under the Plan, will become fully vested in all options granted to the participant and will have one year from the date of such cessation to exercise any options.

•

In the event of the death of a participant who is still an employee, director or consultant of the Company, any option granted to such person will be exercisable for one year after the participant’s death by (i) the deceased participant’s designated beneficiary, or (ii) if the deceased participant dies without a surviving designated beneficiary, by the personal representative, Administrator, or other representative of the estate of the deceased participant, or (iii) by the person or persons to whom the deceased participant’s rights under the option shall pass by will or laws of descent and distribution. Unvested options held by the participant at the time of death do not become vested as a result of the participant’s death.

•

If a participant ceases to be an employee, director or consultant for any other reason except termination for cause, then any option granted to such participant shall be exercisable for three months after such cessation, provided that the participant has the present right to exercise such option.

•

If a participant ceases to be an employee, director or consultant because of termination for cause, to the extent an option is not effectively exercised prior to such cessation, it will lapse immediately upon cessation.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of Common Stock. An RSU is a bookkeeping entry granting a participant the right to a share of Common Stock or cash in the future. Restricted stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator. The Administrator will determine the conditions under which the restricted stock or RSUs will vest, including the satisfaction of performance criteria or the continuation of employment or services for the Company. For the purposes of qualifying restricted stock or RSUs as “performance-based compensation” under Section 162(m) of the Code, the Administrator may set performance conditions based upon the achievement of qualifying performance criteria.

Except as determined otherwise by the Administrator at the time of grant, if a participant ceases to be an employee, director or consultant of the Company for any reason, all restricted stock and unvested RSUs held by such participant shall be forfeited to the Company. Generally, participants have the right to vote their restricted stock and the right to receive all dividends paid on it, but the Administrator may limit these rights in its discretion. A participant holding RSUs will have no rights as a stockholder with respect to the shares of Common Stock distributable with respect to those RSUs until such shares are so distributed.

Each participant who holds RSUs will be entitled to receive from the Company one share of Common Stock for each RSU as of the vesting date, unless, as determined by the Administrator at the time of grant, the Company is entitled to settle its obligation to deliver shares at vesting by instead making a cash payment substantially equal to the fair market value of the shares as of the vesting date. Except as otherwise provided by the Administrator, a participant who holds RSUs will not be entitled to receive any dividends, dividend equivalents, or other distributions paid with respect to the shares.

Stock Appreciation Rights

SARs, or stock appreciation rights, are the right to receive, upon exercise, the difference between the fair market value of a share of Common Stock on the date of exercise, and the grant value of each SAR. The grant value of each SAR will be in all cases equal to or greater than the fair market value of the Common Stock on the date of grant, as set forth in the applicable award agreement. An SAR agreement will provide for the amount and times a participant may exercise an SAR, which will be exercisable by a participant giving written notice of exercise to the Secretary of the Company. An SAR will entitle the participant to receive from the Company the difference between the fair market value on the date of exercise and the grant value, multiplied by the number of SARs exercised (which we refer to as the “spread”), which will be paid in cash. No SAR may be exercised after the expiration of 10 years after the date of grant.

Except as otherwise provided by the Administrator at the time of grant, the vesting and exercise of an SAR following a termination of employment or service shall be as follows under the circumstances described below.

•

Any participant who ceases to be an employee, director or consultant of the Company due to disability, as that term is defined under the Plan, will become fully vested in all SARs held by the participant and have one year from the date of such cessation to exercise any SARs.

•

In the event of the death of a participant who is still an employee, director or consultant of the Company, any SAR granted to such person will be exercisable for one year after the participant’s death by (i) the deceased participant’s designated beneficiary, or (ii) if the deceased participant dies without a surviving designated beneficiary, by the personal representative, Administrator, or other representative of the estate of the deceased participant, or (iii) by the person or persons to whom the deceased participant’s rights under the SAR shall pass by will or laws of descent and distribution Unvested SARs held by the participant at the time of death do not become vested as a result of the death.

•

If a participant ceases to be an employee, director or consultant for any other reason except termination for cause, then any option granted to such participant shall be exercisable for three months after such cessation, provided that the participant has the present right to exercise such SAR.

•

If a participant ceases to be an employee, director or consultant because of termination for cause, to the extent an SAR is not effectively exercised prior to such cessation, it will lapse immediately upon cessation.

Incentive Bonuses

Each award of an incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of one year or greater. The terms of any grant of an incentive bonus shall be confirmed by the execution of an incentive bonus agreement, which will contain provisions regarding: (a) the target and maximum amount payable to the participant as an incentive bonus; (b) the performance criteria and level of achievement versus these criteria that will determine the amount of such payment; (c) the term of the performance period as to which performance will be measured for determining the amount of any payment; (d) the timing of any payment earned by virtue of performance; (e) restrictions on the alienation or transfer of the incentive bonus prior to actual payment; (f) forfeiture provisions; and (g) such further terms and conditions, not inconsistent with the Plan, as the Administrator may determine.

The Administrator will establish performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under an award of an incentive bonus, which criteria may be based on financial performance, personal performance evaluations, or both. The Administrator may specify the percentage of the target incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Additionally, the performance criteria for any incentive bonus that is intended by the Administrator to satisfy the requirements of Section 162(m) of the Code will be measured based on one or more of the qualifying performance criteria selected by the Administrator at the time of grant. The maximum amount payable pursuant to that portion of an award of an incentive bonus granted under the Plan for any fiscal year to any participant that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $2,500,000. Notwithstanding the satisfaction of the pre-specified performance criteria, the Administrator may reduce the amount payable under an award on the basis of such further considerations as the Administrator shall determine.

Qualifying Performance Criteria

Section 162(m) of the Code generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1 million paid in any year to its chief executive officer or its three most highly paid executive officers (other than the chief executive officer or the chief financial officer) unless such payments are “performance-based” as defined in that section. One of the requirements for compensation to be “performance-based” under Section 162(m) is that the Company must obtain stockholder approval of the material terms of the qualifying performance criteria for such compensation. The material terms which the stockholders approve constitute the framework within which the actual performance criteria are set by the Administrator.

Accordingly, to enable us to receive tax deductions for compensation that the Company may grant to our chief executive officer and other executive officers through awards of performance-based restricted stock or RSUs, and incentive bonuses under the Plan, the Board of Directors is requesting stockholder approval of the material terms of the qualifying performance criteria for those types of awards.

Subject to stockholder approval, the qualifying performance criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the award:

•	Cash flow

•	Earnings per share

•	EBITDA (earnings before interest, taxes, depreciation and amortization)

•	Adjusted EBITDA (operating profit adjusted to exclude non-cash expenses of depreciation, amortization, pension expense, stock compensation expense and management incentive plan provisions)

•	Return on equity

•	Total stockholder return

•	Return on capital

•	Return on assets or net assets

•	Revenue or sales

•	Income or net income

•	Operating income or net operating income

•	Operating profit or net operating profit

•	Operating margin

•	Return on operating revenue

•	Market share

•	Share price

•	Average working capital as a percentage of sales

The Administrator may specify any reasonable definition of the above criteria at the time it sets the goals for an award. If approved by the stockholders, this proposal would not limit our right to award or pay other forms of equity incentives under the Plan to the Company’s executive officers that are not performance-based for purposes of Code Section 162(m).

Adjustments

In the event of certain changes in the capital structure of the Company, the Administrator is required to make appropriate adjustments to outstanding awards. Any adjustment, waiver, conversion or other action taken by the Administrator will be conclusive and binding on all participants and all other persons.

Corporate Transactions or Changes of Control

Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or such similar transaction involving the Company in which the Common Stock ceases to be publicly traded, the Administrator may, subject to the approval of the Board of Directors, or the Board of Directors of any corporation assuming the obligations of the Company, take action regarding outstanding and unexercised awards pursuant to either of the following: (1) the Administrator may make an appropriate provision to protect a stock-based award by substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that, for options or SARs, the excess of the aggregate fair market value of the shares subject to such award immediately before such substitution over the exercise price of the grant value thereof, if any, is not more than the excess of the aggregate fair market value of the substituted shares made subject to such award immediately after such substitution over the exercise price thereof; or (2) the Administrator may cancel such award. In the event an option or SAR is canceled, the Company or the corporation assuming the obligations of the Company, will pay the participant an amount of cash equal to the excess of the value, as determined by the Administrator, of property received by the holder of a share as a result of such event over the exercise price of such option or grant value of such SAR, multiplied by the number of shares subject to such option or the number of SARs. In the event any other award is canceled, the Company, or the corporation assuming the obligations of the Company, will pay the participant an amount in cash or stock, based upon the value, as determined by the Administrator, of the property received by the holder of a share as a result of such event. Except as otherwise provided by the Administrator, determination of any payment for an award that is subject to qualifying performance criteria shall be based upon achievement at the target level of performance.

Effect of Change in Control upon Certain Awards. Except as otherwise determined by the Administrator, or except where a participant’s entitlement to an award is subject to qualifying performance criteria, upon a participant’s involuntary termination of employment without cause or voluntary termination of employment for good reason within 12 months following a change in control, as that term is defined in the Plan, all awards will become fully vested, and for options and SARs, immediately exercisable. In the case of an award under which a participant’s entitlement to such award is subject to achievement of qualifying performance criteria, except as otherwise determined by the Administrator, upon the occurrence of a change in control, the participant shall be deemed to have satisfied such criteria at the target level of performance and such award shall continue to vest based upon the time-based service vesting criteria, if any to which the award is subject.

Transferability

Unless the agreement or other document expressly states an award is transferable, no award granted under the Plan, nor any interest in such award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred for value in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution or pursuant to a “domestic relations order,” as defined in the Code.

Termination and Amendment

Unless the Plan is terminated earlier, no award will be granted after the 10-year anniversary of the effective date of the Plan. The Board of Directors may terminate the Plan or make such modifications or amendments to the Plan as it deems advisable, including, but not limited to, such modifications or amendments as it deems advisable in order to conform with any law or regulation applicable to the Plan; provided, however, that the Board of Directors may not, without further approval of a majority of the shares of Common Stock voted at any meeting of stockholders at which a quorum is present and voting, adopt any amendment to the Plan for which stockholder approval is required under tax, securities or any other applicable law or the listing standards of such exchange or interdealer quotation system on which shares are listed. Except as otherwise provided in the Plan, the Administrator may amend an outstanding award or individual award agreement; provided, however, that the participant’s consent to such action will be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the participant, or (ii) where applicable, is required in order for the participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to participants. The Administrator may not reduce the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means without stockholder approval, except as specifically authorized under the Plan.

Forfeiture

The Company shall have the right to require any participant to forfeit and return to the Company any award made to the participant pursuant to the Plan (or amounts realized thereon) consistent with any recoupment policy maintained by the Company under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule.

Federal Income Tax Consequences

Incentive Bonuses. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a participant the amount of any tax which it believes is required as a result of the payment of an incentive bonus.

Options and SARs. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any option or SAR. The Company may defer making delivery with respect to shares of Common Stock obtained pursuant to exercise of any option until arrangements satisfactory to it have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a participant exercising an option may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of shares of Common Stock having an aggregate value (based on the fair market value per share on the business day immediately preceding the date the option is exercised) equal to the amount of the required withholding tax.

Restricted Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on restricted stock, and the Company may defer the delivery of any shares or share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to restricted stock by delivering to the Company a number of shares which were restricted stock upon the lapse of restrictions, or shares already owned, having an aggregate value (based on the fair market value per share on the business day immediately preceding the date the shares are withheld) equal to the amount of the required withholding tax.

Restricted Stock Units. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a participant the amount of any tax which it believes is required as a result of the grant or vesting of any RSUs or the distribution of any shares or cash payments with respect to RSUs, and the Company may defer making delivery of shares with respect to RSUs until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a participant who holds RSUs may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of shares distributable, if any, a number of shares having an aggregate value (based on the fair market value per share on the business day immediately preceding the date the shares are withheld) equal to the amount of the required withholding tax.

NEW PLAN BENEFITS

2014 INCENTIVE PLAN

The awards which may be granted under the Plan in future periods are not yet determinable. Therefore, it is not possible to determine with certainty the dollar value or number of shares of Common Stock that will be issued under the Plan as a result of this proposal. It is the Board’s intent that grants of awards under the Plan to individuals serving as officers of the Company as of April 24, 2014 will not exceed 86,957 shares through fiscal 2018, including the stock option grants awarded to Messrs. Yorio, Holden and Collins described below. This amount is equal to 8% of the Company’s outstanding Common Stock plus 86,957 shares, and is consistent with the maximum amount of Common Stock that was anticipated to be reserved for potential awards under a management incentive plan as provided in the Reorganization Plan.

The following table sets forth the awards granted under the Plan to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group. The options and SARs granted under the Plan were granted contingent upon stockholder approval of the Plan at the Annual Meeting.

Name and Position	Number of Shares Subject to Options	Number of SARs
Joseph M. Yorio President and Chief Executive Officer, Director	32,608	—
Richmond Y. Holden Executive Vice President, Curriculum Group	5,435	—
Patrick T. Collins Executive Vice President – Supplies Business	8,154	—
Executive Group	48,914	—
Non-Executive Director Group	—	16,500
Non-Executive Officer Employee Group	19,435	—

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of April 26, 2014 regarding shares of our Common Stock outstanding and available for issuance under the Plan. Under the Plan, we may grant stock options and other awards from time to time to directors, employees, and consultants of the Company and its subsidiaries.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (2)(3)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders (1)	32,608	$130.00	117,392

(1)	The Plan remains subject to stockholder approval, as described in Proposal Two of this Proxy Statement. The option granted under the Plan was granted subject to stockholder approval of the Plan at the Annual Meeting. Due to this contingency, this option is not considered to have been granted in or outstanding during fiscal 2014 for accounting purposes.

(2)	Subject to adjustments required under the Plan, the aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of options, including ISOs and NSOs, the payment of incentive bonuses, the grant of restricted stock, and pursuant to the settlement of RSUs, is 150,000 shares of Common Stock. No individual will be eligible to receive during any calendar year (a) options for more than an aggregate of 50,000 shares or (b) more than 25,000 shares of restricted stock and RSUs in the aggregate that are subject to vesting based on qualifying performance criteria. Additionally, School Specialty will issue no more than 150,000 shares subject to ISOs under the Plan. It is the Board’s intent that grants of awards under the Plan to individuals currently serving as officers of the Company will not exceed 86,957 shares through fiscal 2018, including the stock option grants awarded to Messrs. Yorio, Holden and Collins described above. This amount is equal to 8% of the Company’s outstanding Common Stock plus 86,957 shares, and is consistent with the maximum amount of Common Stock that was anticipated to be reserved for potential awards under a management incentive plan as provided in the Reorganization Plan.

(3)	On May 22, 2014, the Board granted options to certain members of management under the Plan, subject to approval of the Plan by the stockholders of the Company at the Annual Meeting, to purchase an aggregate of 35,741 shares of the Company’s Common Stock at an exercise price of $130.00 per share. As of May 22, 2014, 81,651 shares of Common Stock remained available for future issuance under the Plan.

The Board of Directors unanimously recommends a vote FOR approval of the 2014 Incentive Plan.

PROPOSAL THREE: ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted in July 2010, and the applicable SEC rules require the Company to provide its stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

Section 14A of the Exchange Act requires that, at least once every six years, the company submit for an advisory stockholder vote a proposal on the frequency of the stockholder vote on executive compensation. A proposal on the frequency of the stockholder vote on executive compensation was last submitted to stockholders at the 2011 Annual Meeting of Stockholders, at which time an annual frequency was approved. Subsequently, the Board of Directors of the Company determined to hold an advisory vote on executive compensation annually.

The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of the Named Executive Officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, meaning that the results are not binding on the Company or the Board of Directors. However, the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

Accordingly, the Company asks that stockholders approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to School Specialty’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”

The Board of Directors unanimously recommends a vote FOR approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Upon recommendation of the Board of Directors, and subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit the consolidated financial statements of School Specialty for the fiscal year ending April 25, 2015. Deloitte audited the financial statements of School Specialty for the fiscal year ended April 26, 2014. Representatives of Deloitte will be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions from stockholders.

If stockholders do not ratify the appointment of Deloitte, the selection of our independent registered public accounting firm will be reconsidered by the Board of Directors.

The Board intends to consider in fiscal 2015 whether there should be a rotation of the Company’s independent registered public accounting firm. The Board may determine to do so notwithstanding stockholder ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2015. No determination to do so has been made as of the date of this Proxy Statement.

The Board of Directors unanimously recommends a vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2015.

AUDIT COMMITTEE REPORT

The Company does not have a standing audit committee; instead, the entire Board of Directors acts as the audit committee. The Company does not have a written audit committee charter. The Board of Directors oversees all accounting and financial reporting processes and the audit of our financial statements. The Board is responsible for overseeing the quality and integrity of our financial statements and the qualifications, independence and performance of our independent registered public accounting firm.

Independent Registered Public Accounting Firm Independence and Fiscal 2014 Audit. In discharging its duties, the Board obtained from Deloitte, our independent registered public accounting firm for the fiscal 2014 audit, a formal written statement describing all relationships between Deloitte and us that might bear on Deloitte’s independence in accordance with the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Board discussed with Deloitte any relationships that may impact Deloitte’s objectivity and independence and satisfied itself as to Deloitte’s independence. The Board also independently discussed with management and Deloitte the quality and adequacy of School Specialty’s internal controls, and reviewed with Deloitte its audit plans, audit scope and identification of audit risks.

The Board discussed and reviewed with Deloitte all communications required by generally accepted auditing standards, including those described in AU Section 380, “The Auditor’s Communication with Those Charged With Governance” and, with and without management present, discussed and reviewed the results of Deloitte’s fiscal 2014 audit of the financial statements.

Fiscal 2014 Financial Statements. The Board separately reviewed and discussed our audited financial statements and management’s discussion and analysis of financial condition and results operations (“MD&A”) as of and for the fiscal year ended April 26, 2014 with management and Deloitte. Management has the responsibility for the preparation of our financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review, and discussions with management and Deloitte, the Board approved the inclusion of our audited financial statements and MD&A in our annual report on Form 10-K for the fiscal year ended April 26, 2014 for filing with the SEC.

Fees Paid to Deloitte & Touche LLP. The following table presents fees for audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual consolidated financial statements for the fiscal years 2014 and 2013, and fees billed by Deloitte & Touche for other services rendered during the same periods:

Type of Fees	Fiscal 2014	Fiscal 2013
Audit Fees	$575,000	$1,139,407
Audit-Related Fees	111,000	15,157
Tax Fees	438,975	184,620
All Other Fees	—	—

Total	$1,124,975	$1,339,184

In the above table, “audit fees” are fees the Company paid Deloitte for professional services for the audit of the Company’s consolidated financial statements included in its annual report on Form 10-K and the review of financial statements included in its quarterly reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Audit-related services for fiscal 2014 included services related to the Company’s registration statement on Form S-1. “Tax fees” are fees for tax compliance, tax advice and tax planning. Tax-related services for fiscal 2014 and fiscal 2013 included tax return preparation and consulting.

The Board pre-approves all audit and non-audit work, including tax compliance and tax consulting, performed by Deloitte.

In performing all of the functions described above, the Board acts only in an oversight capacity. The Board does not complete its reviews of the matters described above prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Board relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

The Board of Directors:

James R. Henderson

Justin Lu

Madhu Satyanarayana

Joseph M. Yorio

OTHER MATTERS

Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS

In accordance with our Bylaws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2015 Annual Meeting of Stockholders must be received by us no earlier than April 7, 2015 and no later than June 6, 2015, and any other stockholder proposed business to be brought before the 2015 Annual Meeting of Stockholders must be received by us no later than June 6, 2015. To be considered for inclusion in the proxy statement solicited by the Board of Directors, stockholder proposals for consideration at the 2015 Annual Meeting of Stockholders must be received by us at our principal executive offices, W6316 Design Drive, Greenville, Wisconsin, 54942 on or before March 30, 2015. Proposals should be directed to Ms. Karen A. Riching, Assistant Secretary. To avoid disputes as to the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested.

Stockholders may obtain a free copy of our Annual Report on Form 10-K for fiscal 2014 by sending a request in writing to Karen A. Riching, Assistant Secretary, School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin, 54942.

By Order of the Board of Directors,

Joseph F. Franzoi IV, Secretary

APPENDIX A

2014 INCENTIVE PLAN

OF SCHOOL SPECIALTY, INC.

(EFFECTIVE APRIL 24, 2014)

(Approved by the Board of Directors on April 24, 2014 amended on May 22, 2014 and subject to stockholders’ approval at the 2014 Annual Meeting)

1.	PURPOSE OF THE PLAN

The purpose of this 2014 Incentive Plan of School Specialty, Inc. (this “Plan”) is to enable School Specialty, Inc., a Delaware corporation (the “Company”), to attract, retain and motivate its Directors, Employees and Consultants, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

2.	PERSONS ELIGIBLE UNDER PLAN

Any person who is a Director, Employee or Consultant of the Company as determined, in its discretion and for purposes only of this Plan, by the Administrator (an “Eligible Person”), shall be eligible to be considered for the grant of Awards hereunder. A “Participant” is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 15 of the Plan.

3.	DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a)	“Administrator” means the Board of Directors or committee thereof as will be administering the Plan, in accordance with Section 6 of the Plan.

(b)	“Award” shall mean an Incentive Bonus, Option, Restricted Stock, Restricted Stock Unit, or SAR granted under the Plan.

(c)	“Board of Directors” shall mean the entire board of directors of the Company.

(d)	“Cause” means a (i) conviction of a felony or misdemeanor involving moral turpitude, or (ii) willful gross neglect or willful gross misconduct in carrying out the individual’s duties, resulting in material economic harm to the Company or any Successor.

(e)	“Change in Control” shall mean the first to occur of the following:

(1) the merger or consolidation of the Company with or into another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 66 2/3% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;

(2) the acquisition, directly or indirectly, by another entity, person or group, of 66 2/3% or more of the Company’s then outstanding voting stock;

(3) the liquidation or dissolution of the Company;

(4) during any period of 12 consecutive months, individuals who at the beginning of such 12-month period constituted the Board of Directors (together with any new Directors whose election by the Board of

Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office, provided, however, that a Change in Control will not be deemed to have occurred in respect of a merger in which (x) the Company is the surviving corporation, (y) no person or group acquires, directly or indirectly, 66 2/3% or more of the Company’s outstanding voting stock and (z) the Shares outstanding prior to the merger remain outstanding thereafter; and provided further, that a merger or consolidation will not be considered a Change in Control if such transaction results only in the reincorporation of the Company in another jurisdiction or its restructuring into holding company form;

(5) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any entity, person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this Section 3(e)(5), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (a) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (b) an entity, person or group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (c) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by an entity, person or group described in this Section 3(e)(5). For purposes of this Section 3(e)(5), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)	“Company” has the meaning set forth in Section 1 of the Plan.

(h)	“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i)	“Director” means a member of the Board of Directors of the Company.

(j)	“Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(k)	“Eligible Person” has the meaning set forth in Section 2 of the Plan.

(l)	“Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(m)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)	“Good Reason” shall mean (i) a material diminution in a Participant’s authority or duties, (ii) a material reduction in a Participant’s base salary (excluding, however, any reduction made in connection with, and proportionate to, a Company-wide reduction), or (iii) a material change in a Participant’s location of employment (excluding any required relocation within a 50-mile radius of such location of employment); provided, however, that the Participant has given notice of the existence of the good reason condition within 60 days of its occurrence, and the Company has been given at least 30 days to remedy the condition and has failed to do so.

(o)	“Grant Value” of a SAR means the dollar value assigned to the SAR by the Administrator on the date the SAR is granted under the Plan.

(p)	“Incentive Bonus” means a bonus opportunity awarded under Section 10 of the Plan pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Incentive Bonus Agreement.

(q)	“Incentive Bonus Agreement” shall mean the agreement whereby the Company’s grant of an Incentive Bonus to a Participant is confirmed.

(r)	“Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

(s)	“Fair Market Value” shall mean (a) the average of the closing bid and asked prices of the common stock on the OTCQB Marketplace (or if the common stock is not then traded on the OTCQB Marketplace, the average of the closing bid and asked prices on such other exchange or inter-dealer quotation system on which the common stock is listed) as reported in any commonly-accepted electronic medium or other authoritative source on the indicated date or (b) if no sales of common stock were made on said marketplace (or other exchange or inter-dealer quotation system) on that date, Fair Market Value shall mean the average of the closing bid and asked prices of common stock as reported for the most recent preceding day on which sales of common stock were made on said marketplace (or other exchange or inter-dealer quotation system); provided, however, that if the aggregate trading volume of Shares on the OTCQB Marketplace or such other exchange or inter-dealer quotation system during the five trading days preceding the indicated date is less than one percent of the total number of Shares outstanding on that date, “Fair Market Value” shall mean such other fair market value as the Administrator may determine in conformity with pertinent law and regulations of the Treasury Department.

(t)	“OTCQB Marketplace” means the OTCQB Marketplace or such other marketplace, stock exchange or quotation system on which Shares are listed or quoted.

(u)	“Nonqualified Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Section of the Plan.

(v)	“Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan.

(w)	“Option Agreement” shall mean the agreement whereby the Company’s grant of an Option to a Participant is confirmed.

(x)	“Participant” has the meaning set forth in Section 2 of the Plan.

(y)	“Plan” has the meaning set forth in Section 1 of the Plan.

(z)

“Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (a) cash flow, (b) earnings per share, (c) EBITDA (earnings before interest, taxes, depreciation and amortization), (d) Adjusted EBITDA (operating profit adjusted to exclude non-cash expenses of depreciation, amortization, pension expense, stock compensation expense and management incentive cash compensation plan provisions), (e) return on equity, (f) total stockholder return, (g) return on capital, (h) return on assets or net assets, (i) revenue or sales, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin, (n) return on operating revenue, (o) market share, (p) share price, and (q) average working capital as a percentage of sales. The Administrator may specify any reasonable definition of the Qualifying Performance Criteria it uses at the time the goals for such Qualifying Performance Criteria goals are set. The Administrator shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in the audited financial statements of the Company for the applicable year.

(aa)	“Restricted Period” has the meaning set forth in Section 8(b) of the Plan.

(bb)	“Restricted Stock” shall mean Shares granted to a Participant by the Administrator which are subject to restrictions imposed under Section 8 of the Plan.

(cc)	“Restricted Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Restricted Stock to a Participant is confirmed.

(dd)	“Restricted Stock Unit” shall mean shall mean a right to receive one Share from the Company in accordance with, and subject to, Section 8 of the Plan.

(ee)	“Restricted Stock Unit Agreement” shall mean the agreement whereby the Company’s grant of Restricted Stock Units to a Participant is confirmed.

(ff)	“SAR” shall mean a stock appreciation right with respect to one Share granted under Section 9 of the Plan.

(gg)	“SAR Agreement” shall mean the agreement whereby the Company’s grant of SARs to a Participant is confirmed.

(hh)	“Service Provider” means an Employee, Director or Consultant.

(ii)	“Share” or “Shares” shall mean the $0.001 par value of common stock of the Company.

(jj)	“Subsidiary” shall mean any subsidiary entity of the Company, including without limitation, a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

(kk)	“Successor” means any acquiror of all or substantially all of the stock, assets or business of the Company.

(ll)	“Valuation Date” has the meaning set forth in Section 9(e) of the Plan.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

4.	ELIGIBILITY AND AWARDS AVAILABLE UNDER THE PLAN

(a)	Eligible Persons shall be eligible to receive Incentive Bonuses, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, and SARs under the Plan. In determining the Eligible Persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its discretion shall deem relevant.

(b)	The Administrator shall have sole authority in its discretion, but always subject to the express provisions of the Plan and applicable law, to determine the Eligible Persons to whom Awards are granted under the Plan and the terms and provisions of each such Award, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

(c)	A Participant may be granted additional Awards under the Plan if the Administrator shall so determine subject to the limitations contained in Section 5.

5.	SHARES RESERVED UNDER PLAN

(a)

The aggregate number of Shares which may be issued under the Plan pursuant to the exercise of Options, the payment of Incentive Bonuses, the grant of Restricted Stock, and pursuant to the settlement of Restricted

Stock Units shall not exceed 150,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Section hereof. For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued; (2) upon the exercise of an Option granted under the Plan, the full number of Options exercised at such time shall be treated as Shares issued under the Plan, notwithstanding that a lesser amount of Shares or cash representing Shares may have been actually issued or paid upon such exercise; and (3) upon the exercise of a SAR granted under the Plan, the full number of SARs exercised at such time shall not be treated as Shares issued under the Plan. For the sake of clarity, Shares withheld to satisfy taxes and Shares used to exercise an Option, either directly or by attestation, shall be treated as issued hereunder, and if an Option is exercised by using the net exercise method in accordance with Section 7(f), the gross number of Shares for which the Option is exercised shall be treated as issued for purposes of counting the Shares available for issuance under this Plan, not just the net Shares issued to the Participant after reduction for the exercise price and any required withholding tax. Further, for the avoidance of doubt, any Shares purchased by the Company using proceeds from Option exercises shall not be included in the number of Shares available under this Plan.

(b)	No individual Participant shall be eligible to receive grants of Options for more than an aggregate of 50,000 Shares during any calendar year (subject to adjustment as provided in Section 12 hereof).

(c)	The aggregate number of shares of Restricted Stock that are subject to vesting based on Qualifying Performance Criteria, plus the number of Restricted Stock Units that are subject to vesting based on Qualifying Performance Criteria granted to any one Participant during any calendar year shall be limited to 25,000 (subject to adjustment as provided in Section 12 hereof.)

(d)	In no event shall the number of Shares issued pursuant to the exercise of Incentive Stock Options exceed 150,000 Shares (subject to adjustment as provided in Section 12 hereof).

6.	ADMINISTRATION OF THE PLAN

(a)	Different committees with respect to different groups of Service Providers may administer the Plan.

(b)	To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(c)	To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(d)	Other than as provided above, the Plan will be administered by (A) the Board of Directors or (B) a committee of the Board of Directors, which committee will be constituted to satisfy applicable laws.

(e)	The Administrator may designate the Secretary of the Company or other Company employees to assist the Administrator in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company.

7.	OPTIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)

Types of Options. An Option to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option or a Nonqualified Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonqualified Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonqualified Stock Option.

(b)	Maximum Annual Grant of Incentive Stock Options to Any Participant. The aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted in accordance with applicable law) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000 or any lower limit set forth in the Code from time to time.

(c)	Option Exercise Price. The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall in all cases be equal to or greater than the Fair Market Value per Share on the date of grant of such Option.

(d)	Exercise. An Option Agreement may provide for exercise of an Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Section (g), below, or as otherwise determined by the Administrator, no Option granted to a Service Provider may be exercised unless that person is then rendering services to the Company or a Subsidiary and shall have been continuously so rendering services since its date of grant. Except as otherwise permitted by the Administrator, an Option shall be exercisable by a Participant giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise price.

(e)	Vesting. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the ability to exercise any Option granted under this Plan subject to such performance requirements as deemed appropriate by the Administrator.

(f)	Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash, Shares held by the Participant, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. Unless otherwise determined by the Administrator, such price shall be paid in full at the time that an Option is exercised. If the Participant elects to pay all or a part of the exercise price in Shares, such Participant may make such payment by delivering to the Company a number of Shares already owned by the Participant, either directly or by attestation, which are equal in value to the purchase or exercise price. All Shares so delivered shall be valued at the Fair Market Value as of the business day immediately preceding the date on which such Shares are delivered. The Administrator may, in its discretion, permit a Participant to exercise an Option under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan. The Administrator may, in its discretion, permit a Participant to exercise an Option on a “net exercise” basis. In such case, the Company will deliver that number of Shares to the Participant which equals the number of Shares for which the Option was exercised, reduced by the number of whole Shares (which the Company shall retain) with a value on the date of exercise (based on the Fair Market Value as of the business day immediately preceding the date of exercise) equal to the exercise price and the required withholding tax at the time of exercise. To the extent the combined value of the whole Shares (valued at the Fair Market Value as of the business day immediately preceding the date of exercise) is not sufficient to equal the exercise price and required withholding tax, the Participant must pay such difference in cash to the Company before delivery of the Shares will be made to the Participant.

(g)	Termination of Relationship as a Service Provider. Except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be a Service Provider due to Disability shall have one year from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the Participant ceases to be a Service Provider, he or she then has a present right to exercise such Option;

(2) In the event of the death of a Participant while a Service Provider, any Option, as to all or any part of the Shares subject to such Option, granted to such Service Provider shall be exercisable:

(A) for one year after the Participant’s death, but in no event subsequent to ten years from its date of grant;

(B) only (i) by the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, (ii) if the deceased Participant dies without a surviving designated beneficiary, by the personal representative, Administrator, or other representative of the estate of the deceased Participant, or (iii) by the person or persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Participant would have been entitled to exercise such Option on the date of the Participant’s death.

(3) A Participant who holds an Option who has designated a beneficiary for purposes of Section (i), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(4) If a Participant ceases to be a Service Provider for any other reason except termination of employment for Cause, then any Option, as to all or any part of the Shares subject to such Option, granted to such Participant shall be exercisable for three months after such cessation; provided, however, that no Option shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the Participant ceases to be a Service Provider, he or she then has a present right to exercise such Option.

(5) If a person ceases to be a Service Provider because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h)	Term of Options. In no event shall an Option be exercisable after the ten-year anniversary of the grant of such Option. Every Option that has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier time.

(i)	Nature of Options. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Options granted hereunder, or any right to exercise any of the rights or privileges of a stockholder (including, but not limited to, voting rights or entitlement to dividends) with respect to any Options until Shares are issued in connection with any exercise.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)	Grants. The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement.

(b)	Restrictions on Restricted Stock. Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator (the “Restricted Period”), subject to the provisions of this Section 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Administrator’s option, and in addition to such other rights and remedies available to the Administrator (including the right to restrain or set aside such transfer), be forfeited to the Company upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction.

(c)	Vesting Conditions. The Administrator shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest, including the satisfaction of performance criteria or the continuation of employment or services for the Company. The Administrator may set vesting conditions based upon the achievement of specific performance objectives, the continued employment of a Participant, or both. For purposes of qualifying Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator may set performance conditions based upon the achievement of Qualifying Performance Criteria. In such event, the Qualifying Performance Criteria shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code, including, without limitation, written certification by the Administrator that the performance objectives and other applicable conditions have been satisfied before the Restricted Period shall end or the Restricted Stock Units are paid.

(d)	Termination of Relationship as a Service Provider. Except as determined otherwise by the Administrator at the time of grant, if a Participant ceases to be a Service Provider for any reason, all Restricted Stock and unvested Restricted Stock Units held by such Participant shall be forfeited to the Company.

(e)	Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable, or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

(f)	No Rights as Stockholders for Participants Holding Restricted Stock Units. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a stockholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(g)	Dividends and Distributions with Respect to Restricted Stock. Except as otherwise provided by the Administrator, a Participant who holds Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock, if any, until the Restricted Stock is forfeited or otherwise transferred back to the Company. Dividends payable by the Company to public stockholders in cash shall, with respect to any unvested shares of Restricted Stock, be paid in cash on or about the date such dividends are payable to public stockholders, subject to any applicable tax withholding requirements.

(h)	Distribution of Shares with Respect to Restricted Stock Units. Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Section 12, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the Fair Market Value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the Fair Market Value of the Shares the Company would otherwise be obligated to deliver. The Fair Market Value of a Share for this purpose will mean the Fair Market Value on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder.

(i)	Dividends and Distributions with Respect to Restricted Stock Units. Except as otherwise provided by the Administrator, a Participant who holds Restricted Stock Units shall not be entitled to receive any dividends, dividend equivalents, or other distributions paid with respect to Shares.

9.	SARS

Each SAR granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)	Grants. The terms of any grant of SARs shall be confirmed by the execution of a SAR Agreement.

(b)	Grant Value. The Grant Value of each SAR granted pursuant to this Plan shall be determined by the Administrator and shall in all cases be equal to or greater than the Fair Market Value per Share on the date of grant of such SAR.

(c)	Exercise. An SAR Agreement may provide for exercise of a SAR by a Participant in such amounts and at such times as shall be specified therein. Except as otherwise permitted by the Administrator, a SAR shall be exercisable by a Participant by such Participant giving written notice of exercise to the Secretary of the Company.

(d)	Vesting. SARs shall be exercisable at such times and in such installments during the period prior to the expiration of the SAR term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any SAR granted under this Plan subject to such performance requirements as deemed appropriate by the Administrator.

(e)	Rights on Exercise. A SAR shall entitle the Participant to receive from the Company an amount in cash substantially equal to the excess of the Fair Market Value of one share as of the business day immediately preceding the date of exercise (the “Valuation Date”) over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised.

(f)	Term of SARs. In no event shall a SAR be exercisable after the ten-year anniversary of the grant of such SAR. Every SAR that has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(g)	Termination of Relationship as a Service Provider. Except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be a Service Provider due to Disability shall have one year from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the Participant ceases to be a Service Provider, he or she then has a present right to exercise such SAR.

(2) In the event of the death of a Participant while a Service Provider, any SAR granted to such Participant shall be exercisable:

(A) For one year after the Participant’s death, but in no event later than ten years from its date of grant;

(B) only (i) by the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), (ii) if the deceased Participant dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Participant, or (iii) by the person or persons to whom the deceased Participant’s rights under the SAR shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Participant would have been entitled to exercise such SAR on the date of the Participant’s death.

(3) A Participant who holds a SAR who has designated a beneficiary for purposes of Section 9(g)(2)(B)(i), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(4) If a Participant ceases to be a Service Provider for any other reason except termination of employment for Cause, then any SAR granted to such Participant shall be exercisable for three months after such cessation; provided, however, that no SAR shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the person ceases to be a Service Provider, he or she then has a present right to exercise such SAR.

(5) If a person ceases to be a Service Provider because of a termination of employment for Cause, to the extent an SAR is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h)	Nature of SARs. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any SARs granted hereunder, or any right to exercise any of the rights or privileges of a stockholder (including, but not limited to, voting rights or entitlement to dividends) with respect to any SARs.

10.	INCENTIVE BONUSES

Each Incentive Bonus granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)	Incentive Bonuses in General. Each Award of an Incentive Bonus will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of one year or greater.

(b)	Incentive Bonus Agreement. The terms of any grant of an Incentive Bonus shall be confirmed by the execution of an Incentive Bonus Agreement. Each Incentive Bonus Agreement shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Award of an Incentive Bonus granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed $2,500,000.

(c)	Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Award of an Incentive Bonus, which criteria may be based on financial performance, personal performance evaluations, or both. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award of an Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria have been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

(d)	Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus, provided that the timing of such payment shall satisfy an exception to Code Section 409A or, if no such exception is available, the timing of such payment shall comply with the requirements of Code Section 409A. Payment for any Incentive Bonus shall be made in cash, Shares or a combination thereof as determined by the Administrator.

(e)	Discretionary Adjustments. Notwithstanding satisfaction of any Qualifying Performance Criteria, the amount paid under an Award of an Incentive Bonus on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

11.	LAWS AND REGULATIONS

Each Incentive Bonus Agreement, Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, and SAR Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

12.	ADJUSTMENT PROVISIONS

(a)	Share Adjustments. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class are issued in respect of the outstanding Shares, or the Shares are changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Section 5 and the other limitations contained in Section 5, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock then held by each Participant, the number of shares to which each then outstanding SAR relates, the number of shares to which each outstanding Award of Restricted Stock Unit relates, the exercise price applicable to each outstanding Option and the Grant Value of each outstanding SAR shall be appropriately adjusted as determined by the Administrator.

(b)	Binding Effect. Any adjustment, waiver, conversion or other action taken by the Administrator under this Section 12 shall be conclusive and binding on all Participants and all other persons.

13.	CORPORATE TRANSACTIONS OR CHANGES OF CONTROL

(a)	Merger, Consolidation or Reorganization. In the event of the consummation of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the common stock ceases to be publicly traded, the Administrator may, subject to the approval of the Board of Directors, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (1) or (2) below:

(1) Appropriate provision may be made for the protection of such stock-based Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that, for Options or SARs, the excess of the aggregate Fair Market Value of the Shares subject to such Award immediately before such substitution over the exercise price or Grant Value thereof, if any, is not more than the excess of the aggregate Fair Market Value of the substituted shares made subject to such Award immediately after such substitution over the exercise price thereof, if any; or

(2) The Administrator may cancel such Award. In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Administrator, of the property (including cash) received by the holder of a Share as a result of such event over (ii) the exercise price of such Option or Grant Value of such SAR, multiplied by the number of shares subject to such Option or the number of SARs (including, in the sole discretion of the Administrator, any unvested portion). In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash or stock, as determined by the Administrator, based upon the value, as determined by the Administrator, of the property (including cash) received by the holder of a Share as a result of such event (including, in the sole discretion of the Administrator, payment for any unvested portion). No payment shall be made to a Participant for any Option or SAR if the exercise price for such Option or Grant Value of such SAR exceeds the value, as determined by the Administrator, of the property (including cash) received by the holder of a share of Company Stock as a result of such event. Except as otherwise provided by the Administrator, determination of any payment under this Section 13 for an Award that is subject to Qualifying Performance Criteria shall be based upon achievement at the target level of performance.

(b)	Effect of Change in Control upon Certain Awards. Except as otherwise determined by the Administrator, or except where a Participant’s entitlement to an Award is subject to Qualifying Performance Criteria, upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve months following a Change in Control, all Awards will become fully vested, and for Options and SARs, immediately exercisable. In the case of an Award under which a Participant’s entitlement to the Award is subject to the achievement of Qualifying Performance Criteria, except as otherwise determined by the Administrator, upon the occurrence of a Change in Control, the Participant shall be deemed to have satisfied the Qualifying Performance Criteria at the target level of performance and such Award shall continue to vest based upon the time-based service vesting criteria, if any, to which the Award is subject. For Awards described in the preceding sentence that are assumed or maintained by the acquiring or surviving company following a Change in Control, except as otherwise determined by the Administrator, upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve months following a Change in Control, the time-based service vesting criteria shall be deemed satisfied at the time of such termination. Other than as specifically set forth in this Section 13, following a Change in Control, Awards shall continue to be subject to any time-based vesting criteria or forfeiture provisions to which such Awards were subject prior to the Change in Control.

14.	TAXES

(a)	Incentive Bonuses. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the payment of an Incentive Bonus.

(b)	Options and SARs. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any Option or SAR. The Company may defer making delivery with respect to Shares obtained pursuant to exercise of any Option until arrangements satisfactory to it have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a Participant exercising an Option may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate value (based on the Fair Market Value per Share on the business day immediately preceding the date the Option is exercised) equal to the amount of the required withholding tax.

(c)

Restricted Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on Restricted Stock, and the Company may defer the delivery of any Shares or Share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to Restricted Stock by delivering to the Company a number of Shares which were Restricted Stock upon the lapse of restrictions, or Shares already owned, having an aggregate value (based on the Fair Market Value per Share on the business day immediately preceding the date the Shares are withheld) equal to the amount of the required withholding tax.

(d)	Restricted Stock Units. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant or vesting of any Restricted Stock Units or the distribution of any Shares or cash payments with respect to Restricted Stock Units, and the Company may defer making delivery of Shares with respect to Restricted Stock Units until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a Participant who holds Restricted Stock Units may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate value (based on the Fair Market Value per Share on the business day immediately preceding the date the Shares are withheld) equal to the amount of the required withholding tax.

15.	TRANSFERABILITY

Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Administrator) expressly states that the Award is transferable, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred for value in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution or pursuant to a “domestic relations order,” as defined in the Code. The Administrator may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Administrator shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

16.	EFFECTIVENESS OF THE PLAN

The Plan, as approved by the Administrator and the Board of Directors, shall become effective as of the date of such approval, subject to ratification of the Plan by the vote of the stockholders.

17.	TERMINATION AND AMENDMENT

Unless the Plan is earlier terminated as hereinafter provided, no Award shall be granted after the ten-year anniversary of the effective date of the Plan, as provided in Section 16. The Board of Directors may terminate the Plan or make such modifications or amendments to the Plan as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable to the Plan; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of stockholders at which a quorum is present and voting, adopt any amendment to the Plan for which stockholder approval is required under tax, securities or any other applicable law or the listing standards of such exchange or inter-dealer quotation system on which the Shares are listed. Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Incentive Bonus Agreement, Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or SAR Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Participants. However, notwithstanding any other provision of the Plan, the Administrator may not reduce the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means without stockholder approval, except as authorized under Section 12 or 13 of the Plan.

18.	OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by a Participant under an Award granted pursuant to the Plan shall not be deemed a part of such Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

19.	FORFEITURE OF AMOUNTS PAID UNDER THE PLAN

The Company shall have the right to require any Participant to forfeit and return to the Company any Award made to the Participant pursuant to this Plan (or amounts realized thereon) consistent with any recoupment policy maintained by the Company under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule, as such policy is amended from time to time.

20.	NO RIGHT TO EMPLOYMENT

The Plan shall not confer upon any person any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Administrator may approve with reference to the effect of approved leaves of absence.

21.	GOVERNING LAW

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Administrator may provide that any dispute as to any Award shall be presented and determined in such forum as the Administrator may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

ANNUAL MEETING OF STOCKHOLDERS OF

SCHOOL SPECIALTY, INC.

September 4, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The School Specialty, Inc. Annual Report to Stockholders, including the Proxy Statement for 2014,

is/are available at www.proxyvote.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

” Please detach along perforated line and mail in the envelope provided. ”

¢ 20403030300000001000 4	090414

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR  VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. The Board of Directors recommends you vote FOR the following:.				The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
NOMINEES:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
James R. Henderson Justin Lu	☐ ☐	☐ ☐	☐ ☐	2. Approval of the 2014 Incentive Plan of School Specialty, Inc.	☐	☐	☐
Madhu Satyanarayana Joseph M. Yorio	☐ ☐	☐ ☐	☐ ☐		FOR	AGAINST	ABSTAIN
				3. Advisory approval of the Company’s named executive officer compensation.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 25, 2015.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 2014 Annual Meeting and at any adjournment or postponement thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR each of the directors named in proposal 1, and FOR proposals 2, 3, and 4. Proposals 1, 2, 3 and 4 are being proposed by School Specialty, Inc. If any other matters properly come before the meeting, the person named in this proxy will vote in his discretion.

				MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign your proxy card exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title, as such. If a corporation, please sign in full corporate name by the president or other authorized officer, giving full title, as such. If a partnership, please sign in partnership name by an authorized person and state your title.

¢

ANNUAL MEETING OF STOCKHOLDERS OF

SCHOOL SPECIALTY, INC.

September 4, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

Vote online/phone until 11:59 PM EST the day before the meeting.	COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials The School Specialty, Inc. Annual Report to Stockholders, including the Proxy Statement for 2014, is/are available at www.proxyvote.com
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20403030300000001000 4	090414

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The Board of Directors recommends you vote FOR the following:.				The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
	NOMINEES:	FOR	AGAINST	ABSTAIN	2. Approval of the 2014 Incentive Plan of School Specialty, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	James R. Henderson Justin Lu	☐ ☐	☐ ☐	☐ ☐		FOR	AGAINST	ABSTAIN
	Madhu Satyanarayana Joseph M. Yorio	☐ ☐	☐ ☐	☐ ☐	3. Advisory approval of the Company’s named executive officer compensation.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
					4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 25, 2015.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 2014 Annual Meeting and at any adjournment or postponement thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR each of the directors named in proposal 1, and FOR proposals 2, 3, and 4. Proposals 1, 2, 3 and 4 are being proposed by School Specialty, Inc. If any other matters properly come before the meeting, the person named in this proxy will vote in his discretion.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■

Please sign your proxy card exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title, as such. If a corporation, please sign in full corporate name by the president or other authorized officer, giving full title, as such. If a partnership, please sign in partnership name by an authorized person and state your title.

■

	☐	■

	SCHOOL SPECIALTY, INC.

	This Proxy is Solicited on Behalf of the Board of Directors Annual Meeting of Stockholders September 4, 2014

The undersigned, a stockholder of School Specialty, Inc. (the “Company”) hereby appoints Joseph F. Franzoi IV and Kevin Baehler as proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned on July 23, 2014, at the 2014 Annual Meeting of Stockholders of the Company to be held on September 4, 2014 at 8:30 a.m. and at any and all adjournments thereof.

THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

	(Continued and to be signed on the reverse side.)

■	14475	■